EXHIBIT 10.22

                        CREDIT AGREEMENT

               This CREDIT AGREEMENT is entered into as of February 26, 1999, among BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation (the "Company"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, and the several additional financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually a "Bank"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent for the Banks.

                       Factual Background

               WHEREAS, the Company has requested that the Banks make available to the Company a secured revolving line of credit; and

               WHEREAS, the Banks have agreed to make available to the Company a secured revolving line of credit on the terms and subject to the conditions set forth in this Agreement.

                           Agreement

               NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

          1.   Definitions.

               1.1 Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

               "Administrative Agent" means Bank of America in its capacity as administrative agent for the Banks hereunder, and any successor administrative agent designated under Section 9.4.

               "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. In no event shall any of the Banks be deemed an "Affiliate" of the Company or of any Subsidiary of the Company.

               "Agent-Related Persons" means Bank of America and any successor administrative agent designated under Section 9.4, together with their respective Affiliates and the officers, directors, employees and agents of such Persons.

               "Agent's Payment Office" means the address for payments set forth herein for the Administrative Agent, or such other address as the Administrative Agent may from time to time specify.

               "Agreement" means this Credit Agreement, as amended, supplemented or modified from time to time.

               "Applicable Margin" means (a) with respect to Reference Rate Loans, zero (0) basis points; and (b) with respect to LIBOR Rate Loans,
    (i) 110 basis points when Leverage is less than or equal to 0.30, (ii) 120 basis points when Leverage is greater than 0.30 but less than or equal to 0.40, or (iii) 135 basis points when Leverage is greater than 0.40.

               "Appraisal" means a real estate appraisal conducted in accordance with the Uniform Standards of Professional Appraisal Practice (as promulgated by the Appraisal Standards Board of the Appraisal Foundation), all Requirements of Law applicable to the Banks and all applicable internal policies of the Banks, prepared by the Administrative Agent or undertaken by an independent appraisal firm satisfactory to the Administrative Agent, and providing an assessment of fair market value of a parcel of property, taking into account any and all Estimated Remediation Costs.

               "Appraised Value" means, for an Approved Parcel at any time, an amount equal to the "as is" fair market value of such Approved Parcel (excluding any portion of such Approved Parcel consisting of undeveloped land, including excess land, to which no value will be assigned) established by the Administrative Agent's most recently completed Appraisal of such Approved Parcel. The Appraised Value of an Approved Parcel shall be adjusted upon the completion and review by the Banks of each Appraisal of such Approved Parcel (and, in the event of a disagreement among the Banks, with the approval of the Administrative Agent and the Majority Banks).

               "Approved Parcel" means a Parcel satisfying all of the conditions set forth in Section 4.1.

               "Approved Parcel Value" means, for any Approved Parcel at any time, the lesser of (a) the Collateral Value of such Approved Parcel at such time and (b) the Cash Flow Value of such Approved Parcel at such time.

               "Assignee" has the meaning specified in subsection 10.8.1.

               "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external legal counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

               "Availability" means, at any time, the difference between (a) the lesser of (i) the Total Approved Parcel Value at such time and
    (ii) the Maximum Commitment Amount at such time, and (b) the principal amount outstanding under this Agreement at such time.

               "Average Unused" has the meaning specified in Section 2.9.

               "Bank" has the meaning specified in the introductory sentence of this Agreement; Bank of America in its capacity as a lender hereunder is one of the Banks. Unless the context otherwise clearly requires, any reference to a "Bank" includes any such institution in its capacity as Swap Provider, and also includes any of such institution's Affiliates that may, at the time of determination, be Swap Providers.

               "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978, as amended from time to time (11 U.S.C. 101, et seq.).

               "Bank of America" means Bank of America National Trust and Savings Association, a national banking association.

               "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Banks under
    Article 2 and, other than in the case of Reference Rate Loans, having the same Interest Period, but does not include (a) a conversion of Loans of one Type to another Type or (b) a continuation of a Loan as a Loan of the same Type, but with a new Interest Period.

               "Borrowing Base" means, at any time, the lesser of (i) the Total Approved Parcel Value at such time and (ii) the Maximum Commitment Amount at such time.

               "Borrowing Notice" means a notice substantially in the form of Exhibit A given by the Company to the Administrative Agent pursuant to
    Section 2.3.

               "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in San Francisco, California, are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

               "Capital Adequacy Regulation" means any guideline, request or directive of any Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Bank or of any corporation controlling any Bank.

               "Cash Flow" means, as of any calendar quarter, four (4) times the sum of (i) the quarterly consolidated income from property operations for the Company and all of the Permitted Partnerships (excluding income from minority interests in Persons other than Permitted Partnerships), and (ii) the consolidated depreciation and amortization of the Company and all of the Permitted Partnerships (excluding depreciation and amortization from minority interests in Persons other than Permitted Partnerships) for such quarter, as evidenced by the most recently delivered financial statements of the Company and the Permitted Partnerships.

               "Cash Flow Value" means, for any Approved Parcel at any time, the maximum amount for which 74.074% of the Net Operating Income for such Approved Parcel at such time would be sufficient to amortize such amount in twenty-five (25) equal annual installments of principal and interest at a per annum rate equal to the greater of (i) 1.75% per annum above the average yield on seven-year United States treasury bonds maturing approximately seven (7) years from the date of determination (as reported by the Administrative Agent's Funding and Interest Rate Desk, or any other recognized source of treasury yield quotations acceptable to the Administrative Agent in its sole and absolute discretion, on the determination date) or (ii) 8.0%, computed on the basis of a year of 365 or 366 days, as applicable, and actual day months.

               "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended from time to time.

               "Closing Date" means the date on which all conditions precedent set forth in Section 4.2 are satisfied or waived by the Administrative Agent.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

               "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Company or one of its Subsidiaries in or upon which a Lien securing the Obligations now or hereafter exists in favor of the Banks or the Administrative Agent on behalf of the Banks, whether under this Agreement or under any other Collateral Documents executed by any such Persons and delivered to the Administrative Agent.

               "Collateral Documents" means, collectively, (i) the Mortgages, Assignments of Leases, and all other security agreements, mortgages, deeds of trust, lease assignments and other similar agreements between the Company or its Subsidiaries and the Banks or the Administrative Agent, for the benefit of the Banks, now or hereafter delivered to the Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents) now or hereafter filed in accordance with the UCC (or comparable law) naming the Company or any Subsidiaries as debtor in favor of the Banks or the Administrative Agent, for the benefit of the Banks, as secured party in connection therewith, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

               "Collateral Value" means, for any Approved Parcel at any time, 65% of the Appraised Value of such Approved Parcel at such time.

               "Commitment" means the amount of the credit and the outstanding Loans for which each Bank is obligated.

               "Contingent Obligation" means, as to any Person, (a) any Guaranty Obligation of that Person, and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person in respect of (i) any letter of credit or similar instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or (ii) any Swap Contract. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof.

               "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

               "Controlled Group" means the Company and all Persons (whether or not incorporated) under common control or treated as a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code.

               "Conversion Date" means any date on which the Company elects to convert a Reference Rate Loan to a LIBOR Rate Loan or a LIBOR Rate Loan to a Reference Rate Loan.

               "Conversion/Continuation Notice" means a notice substantially in the form of Exhibit B given by the Company to the Administrative Agent pursuant to Section 2.4.

               "Covenant Debt Service" means, at any time, the amount necessary to amortize the sum of (a) total consolidated liabilities (excluding (i) accounts payable and accrued expenses, (ii) dividends and distributions payable, and (iii) other liabilities) of the Company and all of the Permitted Partnerships (as evidenced by the most recently received consolidated balance sheets for the Company and the Permitted Partnerships), and (b) the aggregate amount of all then-outstanding but undrawn letters of credit issued for the Company's account, in twenty-five (25) equal annual installments of principal and interest at a per annum rate equal to the greater of (i) 1.75% per annum above the average yield on seven-year United States treasury bonds maturing approximately seven (7) years from the date of determination (as reported by the Administrative Agent's Funding and Interest Rate Desk, or any other recognized source of treasury yield quotations acceptable to the Administrative Agent in its sole and absolute discretion, on the determination date) or (ii) 8.0%, computed on the basis of a year of 365 or 366 days, as applicable, and actual day months.

               "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied) constitute an Event of Default.

               "Designated Representative" means Stephen M. Silla, Krista K. Rowland, Dennis M. Klimmek, Hanh Kihara or James R. Moore, or any other person designated from time to time in writing by the Company, with the consent of the Administrative Agent, as a Designated Representative.

               "Disposition" means the sale, lease, conveyance or other disposition of any Approved Parcel, other than (i) leases of an Approved Parcel to third-party tenants in the ordinary course of business or
    (ii) sales or other dispositions expressly permitted under Section 7.2.

               "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a Person that is primarily engaged in the business of commercial banking and is an Affiliate of a Bank, or (iii) any Person approved by Majority Banks and the Administrative Agent.

               "Entitled Land" means unimproved real Property satisfying all of the following conditions: (a) the Company's intended use of such real Property is permissible under the applicable general plan or its equivalent, (b) such intended use is permissible under any applicable specific plan, zoning classification and development agreement, (c) such real Property has access to roads and utilities adequate for the Company's intended use, and (d) the Company intends to improve such real property within twenty-four (24) months of its acquisition.

               "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Laws or for injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in or from an Approved Parcel, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws.

               "Environmental Indemnity" means the unsecured environmental indemnity executed by the Borrower and delivered to the Administrative Agent, for the benefit of the Banks, pursuant to Section 4.2.1(a).

               "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including CERCLA, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

               "Environmental Permits" has the meaning specified in subsection 5.12(b).

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations promulgated thereunder.

               "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b), 414(c) or 414(m) of the Code.

               "ERISA Event" means (a) a Reportable Event with respect to a Qualified Plan or a Multi-employer Plan; (b) withdrawal by the Company or any ERISA Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multi-employer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multi-employer Plan subject to Title IV of ERISA;
    (e) failure by the Company or any member of the Controlled Group to make required contributions to a Qualified Plan or Multi-employer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multi-employer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under
    Section 4007 of ERISA, upon the Company or any ERISA Affiliate; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan;
    (i) a non-exempt prohibited transaction occurs with respect to any Plan for which the Company or any Subsidiary of the Company may be directly or indirectly liable; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under
    Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which the Company or any member of the Controlled Group may be directly or indirectly liable.

               "Estimated Remediation Costs" means all costs associated with performing work to remediate contamination of real property or groundwater, including engineering and other professional fees and expenses, costs to remove, transport and dispose of contaminated soil, costs to "cap" or otherwise contain contaminated soil, and costs to pump and treat water and monitor water quality.

               "Event of Default" means any of the events or circumstances specified in Section 8.1.

               "Event of Loss" means, with respect to any Approved Parcel, any of the following: (a) any loss or damage to, or destruction of, such Approved Parcel; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such Approval Parcel or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Approved Parcel, or confiscation of such Approved Parcel or the requisition of the use of such Approved Parcel.

               "Federal Funds Rate" means, for any day, the rate published by the Federal Reserve Bank of New York for the preceding Business Day as "Federal Funds (Effective)"; (or, if not published, the arithmetic mean of the rates for overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day quoted by three brokers of Federal Funds in New York City as determined by the Administrative Agent).

               "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereof.

               "Fee Letter" means the fee letter of even date herewith among the Company, Bank of America and the Administrative Agent.

               "Funds from Operations" means, for any fiscal quarter, the net income of the Company for such quarter, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization, after adjustments for unconsolidated ventures.

               "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

               "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

               "Gross Assets" means, at any time, the sum of (a) the total consolidated assets of the Company and all Permitted Partnerships at such time, and (b) the total consolidated accumulated depreciation of the Company and all Permitted Partnerships at such time, as evidenced by the most recently delivered financial statements of the Company and the Permitted Partnerships.

               "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

               "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material or toxic substance, or petroleum or petroleum derived substance or waste.

               "Indebtedness" of any Person means, without duplication,
    (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services; (c) all reimbursement obligations with respect to surety bonds, letters of credit and similar instruments (in each case, to the extent material or non-contingent); (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all indebtedness referred to in clauses (a) through
    (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and
    (g) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above.

               "Indemnified Liabilities" has the meaning specified in
    Section 10.5.

               "Indemnified Person" has the meaning specified in
    Section 10.5.

               "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

               "Interest Payment Date" means the first day of each month following disbursement of the initial Loan.

               "Interest Period" means, with respect to any LIBOR Rate Loan, the period commencing on the Business Day the Loan is disbursed or continued or on the Conversion Date on which the Loan is converted to a LIBOR Rate Loan and ending on the date thirty (30) or sixty (60) days thereafter, as selected by the Company in its Borrowing Notice or Conversion/Continuation Notice; provided that:

                    (a) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                    (b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                    (c) no Interest Period for any LIBOR Rate Loan shall extend beyond the Maturity Date.

               "Lead Arranger" means NationsBanc Montgomery Securities LLC.

               "Lending Office" means, as to any Bank, the office specified as its "Lending Office" opposite its name on the signature pages hereto, or such other office as such Bank may specify to the Company and the Administrative Agent from time to time.

               "Leverage" means, at any time, the ratio of (a) the sum of (i) the total consolidated liabilities of the Company and all Permitted Partnerships at such time (including as liabilities all then-outstanding but undrawn letters of credit issued for the Company's account) and (ii) all Contingent Obligations of the Company and all Permitted Partnerships at such time, to (b) the sum of (i) the total consolidated assets of the Company and all Permitted Partnerships at such time and (ii) the total consolidated accumulated depreciation of the Company and all Permitted Partnerships at such time, as evidenced by the most recent certificate of a Responsible Officer of the Company delivered to the Administrative Agent pursuant to Section 6.2(a) (for purposes of determining the Applicable Margin, the Leverage calculation set forth in such certificate shall be effective during the period from the first day of the first month after the month in which such certificate is delivered to the Administrative Agent through and including the last day of the month in which the next such certificate is delivered to the Administrative Agent pursuant to Section 6.2(a)).

               "LIBOR" means the per annum rate of interest, rounded upward, if necessary, to the nearest 1/16th of one percent (0.0625%), at which the Administrative Agent's London Branch, London, England, would offer U.S. dollar deposits in amounts and for periods comparable to those of the applicable LIBOR Rate Loan and Interest Period to major banks in the London U.S. dollar inter-bank market at approximately 11:00 a.m., London time, on the first Business Day after the Company's rate election.

               "LIBOR Rate" means, for each Interest Period in respect of any LIBOR Rate Loan, the per annum rate of interest, rounded upward, if necessary, to the nearest 1/100th of one percent, determined by the following formula:

                                                         LIBOR
                    LIBOR Rate =
                                  (1.00 - Reserve Percentage)

               "LIBOR Rate Borrowing" means a Borrowing consisting of LIBOR Rate Loans.

               "LIBOR Rate Loan" means a Loan that bears interest based on the LIBOR Rate.

               "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the lessor's interest under a capital lease (determined in accordance with GAAP), any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement under the UCC or any comparable law naming the owner of the asset to which such lien relates as debtor) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease (determined in accordance with GAAP).

               "Loan" means an extension of credit by a Bank to the Company pursuant to Article 2, and may be a Reference Rate Loan or a LIBOR Rate Loan.

               "Loan Documents" means this Agreement, the Revolving Notes, the Collateral Documents, and all documents (except for the Environmental Indemnity) delivered to the Administrative Agent, on behalf of the Banks, in connection therewith.

               "Major Tenant" means, with respect to any Parcel, a tenant occupying ten percent (10%) or more of the net rentable area of the improvements located on such Parcel.

               "Majority Banks" means at any time at least two (2) Banks then holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans (or, if no principal amount is then outstanding, at least two (2) banks then having at least 66-2/3% of the unborrowed Commitments); provided, however, that if at any time there is only one Bank, then such one Bank shall constitute Majority Banks.

               "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board.

               "Material Adverse Effect" means a material adverse change in, or a material adverse effect upon, any of (a) the operations, business, properties, condition (financial or otherwise) or prospects of the Company, the Company and its Subsidiaries taken as a whole, or the Company, its Subsidiaries and the Permitted Partnerships taken as a whole; (b) the ability of the Company to perform under any Loan Document and avoid any Event of Default; (c) the legality, validity, binding effect or enforceability of any Loan Document; or (d) the perfection or priority of any Lien granted to the Administrative Agent under any of the Collateral Documents.

               "Maturity Date" means September 1, 1999, as the same may be extended pursuant to Section 2.7.

               "Maximum Commitment Amount" means, at any time, an amount equal to (i) $30,000,000.00 less (ii) the aggregate amount of Net Refinancing Proceeds and Net Issuance Proceeds paid to the Administrative Agent, for the account of the Banks, prior to such time, subject to the provisions of Section 2.5.

               "Mortgage" means any deed of trust, mortgage or other document creating a Lien on real property or any interest in real property as security for the Obligations.

               "Multi-employer Plan" means a "multi-employer plan" (within the meaning of Section 4001(a)(3) of ERISA) to which any member of the Controlled Group (i) makes, is making, or is obligated to make contributions, or (ii) during the preceding three calendar years has made, or has been obligated to make, contributions.

               "Net Issuance Proceeds" means, in respect of any issuance of debt (including secured debt) or equity of the Company or any of its Subsidiaries, cash proceeds and non-cash proceeds received or receivable in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith (excluding amounts payable to the Company or any Affiliate of the Company).

               "Net Operating Income" means, for any Approved Parcel as of any calendar quarter:

               either (a) if such Approved Parcel has been owned by either the Company or any Subsidiary of the Company for at least three (3) consecutive calendar quarters for which quarterly operating statements have been delivered to the Banks, the sum of (i) two (2) times the quarterly gross income (before capital expenditures) for such Approved Parcel, as evidenced by the most recently received quarterly operating statements for such Approved Parcel, and
          (ii) the quarterly gross income (before capital expenditures) for such Approved Parcel for the two (2) consecutive quarters immediately preceding the quarter for which the most recently received quarterly operating statements relate, as evidenced by the quarterly operating statements for such quarters, or (b) if such Approved Parcel has been owned by either the Company or any Subsidiary of the Company for at least two (2) consecutive calendar quarters for which quarterly operating statements have been delivered to the Banks but fewer than three (3) consecutive calendar quarters for which quarterly operating statements have been delivered to the Banks, the sum of (i) the quarterly gross income (before capital expenditures) for such Approved Parcel for the two (2) most recent consecutive calendar quarters, as evidenced by the quarterly operating statements for such Approved Parcel for such quarters, and (ii) one-half (1/2) of the annual gross income for such Approved Parcel for the year in which the determination is made, based on the proforma cash flow statement set forth in the Appraisal for such Approved Parcel, or (c) if such Approved Parcel has been owned by either the Company or any Subsidiary of the Company for fewer than two (2) full calendar quarters for which quarterly operating statements have been delivered to the Banks, the annual gross income for such Approved Parcel for the year in which the determination is made, based on the pro forma cash flow statement set forth in the Appraisal for such Approved Parcel, less either (d) if such Approved Parcel has been owned by either the Company or any Subsidiary of the Company for at least four (4) consecutive calendar quarters for which quarterly operating statements have been delivered to the Banks, the aggregate amount of actual operating expenses other than capital expenditures relating to such Approved Parcel for the immediately preceding four (4) consecutive calendar quarters, as evidenced by the most recently received quarterly operating statements for such Approved Parcel and the quarterly operating statements for the three (3) immediately preceding quarters, or (e) if such Approved Parcel has been owned by either the Company or any Subsidiary of the Company for fewer than four (4) full calendar quarters for which quarterly operating statements have been delivered to the Banks, the aggregate amount of annual operating expenses other than capital expenditures relating to such Approved Parcel for the year in which the determination is made, based on the pro forma cash flow statement set forth in the Appraisal for such Approved Parcel, less (f) if the Administrative Agent has determined that some or all of the improvements located on such Approved Parcel consist of office space, $2.00 per square foot of net rentable area of space in such Approved Parcel that the Administrative Agent has determined to constitute office space and that is actually under lease on the last day of the last calendar quarter for which the Administrative Agent has received a certificate of a Responsible Officer pursuant to Section 6.2(a), representing capital expenditures for office space, less (g) if the Administrative Agent has determined that some or all of the improvements located on such Approved Parcel consist of retail space, $0.80 per square foot of net rentable area of space in such Approved Parcel that the Administrative Agent has determined to constitute retail space and that is actually under lease on the last day of the last calendar quarter for which the Administrative Agent has received a certificate of a Responsible Officer pursuant to Section 6.2(a), representing capital expenditures for retail space, less (h) if the Administrative Agent has determined that some or all of the improvements located on such Approved Parcel consist of research and development (other than office) space, $0.40 per square foot of net rentable area of space in such Approved Parcel that the Administrative Agent has determined to constitute research and development (other than office) space and that is actually under lease on the last day of the last calendar quarter for which the Administrative Agent has received a certificate of a Responsible Officer pursuant to Section 6.2(a), representing capital expenditures for research and development (other than office) space, less (i) if the Administrative Agent has determined that some or all of the improvements located on such Approved Parcel consist of flexible industrial (other than research and development or warehouse) space, $0.25 per square of space in such Approved Parcel that the Administrative Agent has determined to constitute flexible industrial (other than research and development or warehouse) space and that is actually under lease on the last day of the last calendar quarter for which the Administrative Agent has received a certificate of a Responsible Officer pursuant to Section 6.2(a), representing capital expenditures for flexible industrial (other than research and development or warehouse) space, less (j) if the Administrative Agent has determined that some or all of the improvements located on such Approved Parcel consist of warehouse space, $0.07 per square foot of net rentable area of space in such Approved Parcel that the Administrative Agent has determined to constitute warehouse space and that is actually under lease on the last day of the last calendar quarter for which the Administrative Agent has received a certificate of a Responsible Officer pursuant to Section 6.2(a), representing capital expenditures for warehouse space.

               "Net Proceeds" means proceeds in cash, checks or other cash equivalent financial instruments as and when received by the Person making a Disposition, net of: (a) the reasonable direct costs relating to such Disposition (excluding amounts payable to the Company or any Affiliate of the Company), (b) sale, use or other transaction taxes paid or payable as a result thereof, and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien encumbering the asset that is the subject of such Disposition. "Net Proceeds" shall also include proceeds paid on account of any Event of Loss, net of (i) all money actually applied to repair or reconstruct the damaged property or property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

               "Net Refinancing Proceeds" means, in respect of any refinancing of any Indebtedness (including secured Indebtedness) of the Company or any of its Subsidiaries or any Permitted Partnership, cash proceeds and non-cash proceeds received or receivable in connection therewith, net of (i) reasonable out-of-pocket costs and expenses paid or incurred in connection therewith (excluding amounts payable to the Company or any Affiliate of the Company) and (ii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on the Indebtedness refinanced.

               "Notice of Lien" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

               "Obligations" means all Loans and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing from the Company to the Administrative Agent, any Bank or any other Person required to be indemnified under any Loan Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, and arising under this Agreement or under any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

               "Ordinary Course of Business" means, in respect of any transaction involving the Company, any Subsidiary of the Company or any Permitted Partnership, the ordinary course of such Person's business, substantially as conducted by any such Person prior to or as of the Closing Date, and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

               "Organization Documents" means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, and
    (b) for any partnership, the partnership agreement, statement or certificate of partnership and any fictitious business name or other filing relating to such partnership.

               "Parcel" means (a) a parcel of real property (i) that is owned in fee by the Company or (ii) that is ground leased by the Company and
    (b) any parcel of real property that is owned in fee by any wholly-owned Subsidiary of the Company or any Permitted Partnership.

               "Participant" has the meaning specified in subsection 10.8.3.

               "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

               "Permitted Encumbrances" means, with respect to any Parcel, all matters to which the Administrative Agent consents in writing as exceptions to the Title Policy covering such Parcel.

               "Permitted Liens" has the meaning specified in Section 7.1.

               "Permitted Partnership" means a limited partnership formed to acquire one or more parcels of real property in which (i) the Company is the sole general partner, (ii) the Company has sole management control of such limited partnership and its properties, (iii) such limited partnership has acquired all of its real property assets from one or more of its limited partners, and the limited partners have received only limited partnership interests in such limited partnership in exchange for their contributions of real property to such limited partnership, and
    (iv) distributions on interests in such limited partnership at any time are based solely on the amount of dividends payable on the Company's common stock at such time. Bedford Realty Partners, L.P., a California limited partnership, is a Permitted Partnership.

               "Person" means an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture or Governmental Authority.

               "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any member of the Controlled Group sponsors or maintains or to which the Company or any member of the Controlled Group makes, is making or is obligated to make contributions, and includes any Multi-employer Plan or Qualified Plan.

               "Property" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

               "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal rounded to the ninth decimal place) at such time of such Bank's share of the credit and the outstanding Loans.

               "Qualified Plan" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multi-employer Plan.

               "Reference Rate" means the per annum rate of interest publicly announced from time to time by the Administrative Agent at San Francisco, California, as its "Reference Rate." The Reference Rate is set by the Administrative Agent based on various factors, including the Administrative Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing loans. The Administrative Agent may price loans at, above or below the Reference Rate. Any change in the Reference Rate shall take effect on the day specified in the public announcement of such change.

               "Reference Rate Borrowing" means a Borrowing consisting of Reference Rate Loans.

               "Reference Rate Loan" means a Loan that bears interest based on the Reference Rate.

               "Release Price" means, with respect to an Approved Parcel, the amount, if any, necessary to reduce the aggregate principal amount outstanding on the Loans to the Borrowing Base (computed without regard to the Approved Parcel for which the Company is seeking release), determined on the date of the Company's request to the Administrative Agent that the Banks release their Lien on such Approved Parcel.

               "Reportable Event" means, as to any Plan, (a) any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC, (b) a withdrawal from a Plan described in Section 4063 of ERISA, or (c) a cessation of operations described in Section 4062(e) of ERISA.

               "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation, or any determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "Reserve Percentage" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for "eurocurrency liabilities," as defined in Federal Reserve Board Regulation D. The Reserve Percentage shall be expressed in decimal form and rounded upward, if necessary, to the nearest 1/100th of one percent, and shall include marginal, emergency, supplemental, special and other reserve percentages.

               "Responsible Officer" means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility or, with respect to financial matters, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

               "Revolving Note" means a promissory note of the Company payable to the order of a Bank in substantially the form of Exhibit C, and any amendments, supplements, modifications, renewals, replacements, consolidations and extensions thereof, evidencing the aggregate indebtedness of the Company to a Bank resulting from Loans made by such Bank pursuant to this Agreement; "Revolving Notes" means, at any time, all of the Revolving Notes executed by the Company in favor of a Bank outstanding at such time.

               "SEC" means the Securities and Exchange Commission, or any successor thereto.

               "Secured Loan Agreement" means that certain Fourth Amended and Restated Credit Agreement dated as of June 15, 1998, among the Company, the banks party thereto, and Bank of America, as administrative agent for the Banks.

               "Solvent" means, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act and any other applicable fraudulent conveyance statute;
    (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

               "Specified Swap Contract" means any Swap Contract made or entered into at any time, or in effect at any time, whether as a result of assignment or transfer or otherwise, between the Company and any Swap Provider, which Swap Contract is entered into for the purpose of mitigating interest rate or currency exchange risk relating to any Loan and as to which the Company's final scheduled payment is not later than the Maturity Date.

               "Specified Swap Exposure" means, at any time, an amount equal to the sum of (a) ten percent (10%) of the notional amount of each interest rate Specified Swap Contract outstanding at such time, and (b) three percent (3%) of the notional amount of each interest rate floor or interest rate collar Specified Swap Contract outstanding at such time.

               "Specified Swap Obligations" has the meaning specified in
    Section 8.5.

               "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

               "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

               "Swap Provider" means any Bank, or any Affiliate of any Bank, that is at the time of determination a party to a Swap Contract with the Company.

               "Tangible Net Worth" means, at any time, the total consolidated stockholders' equity of the Company at such time, plus the amount of minority interests in all Permitted Partnerships at such time (valuing preferred stock at face value and excluding as assets (i) any loans to tenants for tenant improvements and (ii) goodwill and other intangible assets, and valuing all real property at the lower of book or market value (where market value is based on the most recent Appraisal for each Approved Parcel)), as evidenced by the Company's most recently delivered financial statements.

               "Title Policy" means any policy of title insurance required pursuant to this Agreement.

               "Total Approved Parcel Value" means, at any time, the sum of the Approved Parcel Values for all of the Approved Parcels at such time; provided, however, that the aggregate Approved Parcel Values of all of the Approved Parcels owned by Permitted Partnerships shall not, at any time, exceed ten percent (10%) of the Total Approved Parcel Value at such time.

               "Transferee" has the meaning specified in subsection 10.8.5.

               "Type" means, in connection with a Loan, the characterization of such loan as a Reference Rate Loan or a LIBOR Rate Loan.

               "UCC" means the Uniform Commercial Code as in effect in any jurisdiction, as the same may be amended, modified or supplemented from time to time.

               "Unfunded Pension Liabilities" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to section 412 of the Code for the applicable plan year.

               "Unsecured Loan Agreement" means that certain Line of Credit Loan Agreement (Unsecured Loan) dated as of June 15, 1998, among the Company, the banks party thereto, and Bank of America, as administrative agent for the Banks.

               1.2  Other Interpretive Provisions.

                    1.2.1 Use of Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

                    1.2.2     Certain Common Terms.

                    (a) The Agreement. The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified.

                    (b) Documents. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                    (c) Including. The term "including" is not limiting, and means "including without limitation."

                    (d) Performance. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including". If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking or not taking such action.

                    (e) Contracts. Unless otherwise expressly provided in this Agreement, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

                    (f) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

                    (g) Captions. The captions and headings of this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

                    (h) Independence of Provisions. The parties acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

                    (i) Exhibits and Schedules. All of the exhibits and schedules attached to this Agreement are incorporated herein by this reference.

                    1.2.3     Accounting Principles.

                    (a) Accounting Terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                    (b) Fiscal Periods. References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

          2.   The Credit.

               2.1 Amount and Terms of Commitment. Each Bank severally agrees, on the terms and subject to the conditions hereinafter set forth, to make Loans to the Company from time to time on any Business Day during the period from the Closing Date to the Maturity Date (as it may be extended from time to time pursuant to Section 2.7) for the purpose of
    (i) facilitating the Company's acquisition of improved real property, and
    (ii) financing the Company's operations, including development activities (subject to the provisions of Sections 7.15 and 7.16), in an aggregate amount not to exceed at any time outstanding such Bank's Pro Rata Share of the Availability. Notwithstanding any contrary provision of this Agreement, the aggregate principal amount of all outstanding Loans shall not at any time exceed the Borrowing Base at such time. Within the limits of the Availability, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1 prior to the then-applicable Maturity Date, repay pursuant to Section 2.6 and reborrow pursuant to this Section 2.1 prior to the then-applicable Maturity Date.

               2.2  Loan Accounts.

                    2.2.1 The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank and the Administrative Agent in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Bank shall be conclusive absent manifest error of the amounts of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

                    2.2.2 The Loans made by each Bank shall be evidenced by a Revolving Note payable to the order of such Bank in an amount equal to such Bank's Pro Rata Share of the Maximum Commitment Amount on the Closing Date. Such Bank may endorse on the schedule annexed to its Revolving Note(s) the date, amount and maturity of each Loan that it makes, the purpose of the Loan, the amount of each payment of principal that the Company makes with respect thereto and the source of the funds from which each principal payment is made. The Company irrevocably authorizes each Bank to endorse its Revolving Note(s), and such Bank's record shall be conclusive absent manifest error; provided, however, that any Bank's failure to make, or its error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the Company's obligations to such Bank hereunder or under its Revolving Note(s).

               2.3 Procedure for Obtaining Credit. Each Borrowing shall be made upon the irrevocable written notice (including notice via facsimile confirmed immediately by a telephone call) of the Company in the form of a Borrowing Notice signed by a Designated Representative (which notice must be received by the Administrative Agent prior to 9:30 a.m., San Francisco time, (i) three (3) Business Days prior to the requested borrowing date, in the case of LIBOR Rate Loans, or (ii) on the requested borrowing date, in the case of Reference Rate Loans), specifying:

                    (a) the amount of the Borrowing, which in the case of a Borrowing shall be in an aggregate minimum principal amount of
          (i) Two Hundred Fifty Thousand dollars ($250,000) for Reference Rate Borrowings, and (ii) One Million dollars ($1,000,000) for any LIBOR Rate Borrowings;

                    (b) the requested borrowing date, which shall be a Business Day;

                    (c)  the Type of Loans comprising the Borrowing; and

                    (d) in the case of a LIBOR Rate Borrowing, the duration of the Interest Period applicable to the Loans comprising such LIBOR Rate Borrowing. If the Borrowing Notice fails to specify the duration of the Interest Period for the Loans comprising a LIBOR Rate Borrowing, such Interest Period shall be thirty (30) days.

    Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan made as, or converted into or continued as, a LIBOR Rate Loan. After giving effect to any Loan, there shall not be more than five (5) different Interest Periods in effect.

               2.4  Conversion and Continuation Elections.

                    2.4.1 The Company may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.5.2:

                    (a) elect to convert, on any Business Day, any Reference Rate Loans (or any part thereof in an amount not less than $1,000,000.00) into LIBOR Rate Loans;

                    (b) elect to convert on any Interest Payment Date any LIBOR Rate Loans maturing on such Interest Payment Date (or any part thereof in an amount not less than $1,000,000.00) into Reference Rate Loans; or

                    (c) elect to renew on any Interest Payment Date any LIBOR Rate Loans maturing on such Interest Payment Date (or any part thereof in an amount not less than $1,000,000.00);

    provided, that if the aggregate amount of LIBOR Rate Loans in respect of any Borrowing shall have been reduced, by payment, prepayment or conversion of part thereof, to less than $1,000,000.00, such LIBOR Rate Loans shall automatically convert into Reference Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, LIBOR Rate Loans shall terminate.

                    2.4.2 The Company shall deliver by telex, cable or facsimile, confirmed immediately in writing, a Notice of Conversion/Continuation signed by a Designated Representative (which notice must be received by the Administrative Agent not later than 9:30 a.m. San Francisco time, (i) at least three (3) Business Days prior to the Conversion Date or continuation date, if the Loans are to be converted into or continued as LIBOR Rate Loans, or (ii) on the Conversion Date, if the Loans are to be converted into Reference Rate Loans) specifying:

                    (a)  the proposed Conversion Date or continuation date;

                    (b) the aggregate amount of Loans to be converted or continued;

                    (c) the nature of the proposed conversion or continuation; and

                    (d) if the Company elects to convert a Reference Rate Loan into a LIBOR Rate Loan or elects to continue a LIBOR Rate Loan, the duration of the Interest Period applicable to such Loan. If the Conversion/Continuation Notice fails to specify the duration of the Interest Period for a LIBOR Rate Loan, such Interest Period shall be thirty (30) days.

                    2.4.3 If upon the expiration of any Interest Period applicable to LIBOR Rate Loans the Company has failed to select a new Interest Period to be applicable to LIBOR Rate Loans, or if any Default or Event of Default shall then exist, the Company shall be deemed to have elected to convert LIBOR Rate Loans into Reference Rate Loans effective as of the expiration date of such current Interest Period.

                    2.4.4 Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Loans, there shall not be more than five (5) different Interest Periods in effect.

               2.5 Voluntary Termination or Reduction of Commitment. The Company may, upon not less than ninety (90) days' prior written notice to the Administrative Agent, terminate the Banks' commitment to make Loans to the Company or permanently reduce the Maximum Commitment Amount by a minimum amount of $1,000,000.00 or any multiple of $1,000,000.00 in excess thereof, unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the aggregate principal amount of the then-outstanding Loans would exceed the Borrowing Base at such time. Once reduced in accordance with this
    Section 2.6, the Maximum Commitment Amount may not be increased. Any reduction of the commitment amounts shall be applied to each Bank according to its Pro Rata Share. No commitment or extension fees paid prior to the effective date of any reduction of the Maximum Commitment Amount or termination of the Bank's commitment to make Loans to the Company shall be refunded.

               2.6  Principal Payments.

                    2.6.1 Optional Repayments. Subject to Section 3.4, the Company may, at any time or from time to time, upon at least one (1) Business Day's prior written notice to the Administrative Agent signed by a Designated Representative, ratably prepay Loans in part in an amount not less than $250,000.00; provided, however, that subject to the provisions of Sections 2.5 and 2.12, the Company shall not repay the Loans in full prior to the Maturity Date, and there shall be deemed outstanding at all times prior to the Maturity Date principal in the amount of at least $10.00 to the extent necessary to maintain the liens granted in the Collateral Documents. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be repaid. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If the Company gives a prepayment notice to the Administrative Agent, such notice is irrevocable and the prepayment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date, if required by the Administrative Agent, on the amount prepaid and all amounts required to be paid pursuant to Section 3.4.

                    2.6.2     Mandatory Repayments.

                    (a) Borrowing Base Limit. Should the aggregate principal amount of the outstanding Loans at any time exceed the Borrowing Base at such time, the Company shall immediately repay such excess to the Administrative Agent, for the account of the Banks.

                    (b) Approved Parcel Dispositions. If the Company or any of its Subsidiaries or any Permitted Partnership shall at any time or from time to time agree to enter into a Disposition, or shall suffer an Event of Loss in which the anticipated Net Proceeds exceed $250,000.00, then (i) the Company shall promptly notify the Administrative Agent of such proposed Disposition or such Event of Loss (including the amount of the estimated Net Proceeds to be received by the Company or its Subsidiary in respect thereof) and (ii) promptly upon receipt by the Company or its Subsidiary or the Permitted Partnership of the Net Proceeds of such Disposition or Event of Loss, the Company shall ratably repay the Loans in an aggregate amount equal to the Release Price, in the case of a Disposition, or the amount of such Net Proceeds, in the case of an Event of Loss.

                    (c) Net Refinancing Proceeds. If the Company or any of its Subsidiaries or any Permitted Partnership shall at any time or from time to time agree to refinance any real Property, then (i) the Company shall promptly notify the Administrative Agent of such proposed refinancing (including the amount of the estimated Net Refinancing Proceeds to be received by the Company or its Subsidiary or Permitted Partnership in respect thereof) and (ii) promptly upon receipt by the Company or its Subsidiary or Permitted Partnership of such Net Refinancing Proceeds, the Company shall ratably repay the Loans in an aggregate amount equal to the amount of such Net Refinancing Proceeds.

                    (d) Net Issuance Proceeds. If the Company or any of its Subsidiaries shall at any time or from time to time agree to issue any new debt or equity securities (whether in a public or a private transaction), then (i) the Company shall promptly notify the Administrative Agent of such proposed securities issuance (including the amount of the estimated Net Issuance Proceeds to be received by the Company or its Subsidiary in respect thereof) and (ii) promptly upon receipt by the Company or its Subsidiary of such Net Issuance Proceeds, the Company shall ratably repay the Loans in an aggregate amount equal to the amount of such Net Issuance Proceeds.

                    (e) Application of Repayments. Any repayments pursuant to this subsection 2.6.2 shall be (i) subject to Section 3.4, and
    (ii) applied first to any Reference Rate Loans then outstanding and then to LIBOR Rate Loans with the shortest Interest Periods remaining. Notwithstanding any contrary provision of this subsection 2.6.2, but subject to the provisions of Section 2.5, there shall be deemed outstanding on the Loans at all times prior to the Maturity Date principal in the amount of at least $10.00 to the extent necessary to maintain the liens granted in the Collateral Documents.

                    2.6.3 Repayment at Maturity. The Company shall repay the principal amount of all outstanding Loans on the Maturity Date or, if earlier, upon termination of the Banks' commitment pursuant to
    Section 2.5.

               2.7 Extension of Maturity Date. At the Company's option, the Maturity Date may be extended for two (2) periods of three (3) months each, to December 1, 1999, if the initial extension is exercised, or to March 1, 2000, if both extensions are exercised, provided that all of the following conditions are satisfied as to each requested extension:

                    (a) The Administrative Agent shall have received a written extension request from the Company signed by a Responsible Officer (i) at least thirty (30) days and not more than sixty (60) days prior to the initial Maturity Date or (ii) at least ten (10) days and not more than thirty (30) days prior to the first extended Maturity Date;

                    (b) No Default or Event of Default shall have occurred, and the Administrative Agent shall have received a certificate to that effect signed by a Responsible Officer;

                    (c) The representations and warranties set forth in this Agreement and the other Loan Documents shall be correct as of the applicable Maturity Date as though made on and as of that date, and the Administrative Agent shall have received a certificate to that effect signed by a Responsible Officer;

                    (d) As of the applicable Maturity Date, the Maximum Commitment Amount is not less than Ten Million Dollars
          ($10,000,000.00);

                    (e) The Company shall have paid to the Administrative Agent, for the account of the Banks, an extension fee in the amount set forth in the Fee Letter; and

                    (f)  The conditions set forth in subsections 4.3.6 and
          4.3.7 shall have been satisfied to the extent necessary to evidence the extension of the Maturity Date and to maintain and insure the validity and the priority of the Liens securing the Obligations.

               2.8  Interest.

                    2.8.1 Accrual Rate. Subject to subsection 2.8.3, each Loan shall bear interest on the outstanding principal amount thereof from the date when made until it becomes due at a rate per annum equal to the LIBOR Rate or the Reference Rate, as the case may be, plus the Applicable Margin.

                    2.8.2 Payment. Interest on each Loan shall be payable in arrears on each Interest Payment Date. Interest shall also be payable on the date of any repayment of Loans pursuant to subsections 2.6.1 and 2.6.2 for the portion of the Loans so repaid and upon payment (including prepayment) in full thereof, if required by the Administrative Agent, and, during the existence of any Event of Default, interest shall be payable on demand.

                    2.8.3 Default Interest. Commencing (i) ten (10) Business Days after the occurrence of any Event of Default under subsection 8.1.3 or (ii) upon the occurrence of any other Event of Default, and continuing thereafter while such Event of Default exists, or after maturity or acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Obligations due and unpaid, at a rate per annum which is determined by adding 3% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Reference Rate plus 3.00%; provided, however, that, on and after the expiration of any Interest Period applicable to any LIBOR Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Reference Rate plus 3.00%.

                    2.8.4 Maximum Legal Rate. Notwithstanding any contrary provision this Agreement, the Company's obligations to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that such Bank's contracting for or receiving such payment would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that such Bank may lawfully contract for, charge or receive, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

               2.9 Fees. The Company shall pay to the Administrative Agent, for the account of the Banks (based on the allocations set forth below or such other allocations as may be agreed to by or among the Banks, or any of them, in writing from time to time): (a) on the Closing Date a one-time commitment fee equal to the amount set forth in the Fee Letter; and (b) an unused commitment fee equal to (i) 0.200% per annum of the average during a calendar quarter of the daily difference between the Maximum Commitment Amount and the principal amount outstanding hereunder (the "Average Unused"), if the weighted average principal amount outstanding hereunder during such calendar quarter is less than fifty percent (50%) of the weighted average Maximum Commitment Amount during such calendar quarter, or (ii) 0.125% per annum of the Average Unused if the weighted average principal amount outstanding hereunder during such calendar quarter is greater than or equal to fifty percent (50%) of the weighted average Maximum Commitment Amount during such calendar quarter, in each case measured quarterly and payable quarterly in arrears on each January 1, April 1, July 1, and October 1, commencing April 1, 1999 (for the portion of the calendar quarter ending March 31, 1999). In addition, the Company shall pay to the Administrative Agent, for its own account, an agency fee in an amount and at the times set forth in the Fee Letter.

               2.10 Computation of Fees and Interest. All computations of interest and fees under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest or fees being paid than if computed on the basis of a 365-day year.
    Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof. Any change in the interest rate on a Loan resulting from a change in the Reference Rate or the Reserve Percentage shall become effective as of the opening of business on the day on which such change in the Reference Rate or the Reserve Percentage becomes effective. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

               2.11 Payments by the Company.

                    2.11.1 All payments (including prepayments) to be made by the Company on account of principal, interest, fees and other amounts required hereunder shall be made without set off or counterclaim and shall, except as otherwise expressly provided herein, be made to the Administrative Agent for the account of the Banks at the Administrative Agent's Payment Office, in dollars and in immediately available funds, no later than 10:00 a.m. San Francisco time on the date specified herein. The Administrative Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 10:00 a.m. San Francisco time shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

                    2.11.2 Subject to the provisions set forth in the definition of the term "Interest Period," whenever any payment hereunder is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                    2.11.3 Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due and payable to the Banks that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such date an amount equal to the amount then due and payable to such Bank. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand the amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

               2.12 Payments by the Banks to the Administrative Agent.

                    2.12.1 With respect to any Borrowing, unless the Administrative Agent receives notice from a Bank at least one (1) Business Day prior to the date of such Borrowing, that such Bank will not make available to the Administrative Agent, for the account of the Company, the amount of that Bank's Pro Rata Share of the Borrowing as and when required hereunder, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the borrowing date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Bank shall, on the Business Day following such borrowing date, make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this
    Section 2.12 shall be conclusive absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                    2.12.2 The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any borrowing date.

               2.13 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Obligations owing to it any payment (whether voluntary, involuntary, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded, and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (other than the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

               2.14 Security; Appraisal of Approved Parcels. All obligations of the Company under this Agreement, the Revolving Notes and all other Loan Documents (but not including the Environmental Indemnity) shall be secured in accordance with the Collateral Documents.

               2.15 Release of Lien on Approved Parcel.

                    2.15.1 Release Conditions. The Administrative Agent shall reconvey and release its Lien on an Approved Parcel upon the Company's satisfaction of all of the following conditions precedent:

                    (a)  The Company shall have submitted to the
          Administrative Agent a written request that the Administrative Agent reconvey and release its Lien on such Approved Parcel;

                    (b) The Company shall have paid to the Administrative Agent, for the account of the Banks, the lesser of (i) the Release Price for such Approved Parcel, or (ii) the then-outstanding aggregate principal amount of the Loans;

                    (c) There shall have occurred no Default or Event of Default that remains uncured, and the Administrative Agent shall have received a certificate to that effect signed by a Responsible Officer;

                    (d) The Approved Parcel to be reconveyed constitutes a legally separable and transferable lot or parcel under all applicable laws, ordinances, rules and regulations relating to the subdivision or parceling of real property and the transfer thereof; and

                    (e) Upon the Administrative Agent's request, the Administrative Agent has been furnished, at the Company's sole cost, with a CLTA form 111 indorsement or such other indorsements to any Title Policy as the Administrative Agent may require, assuring the Administrative Agent that the reconveyance will not result in the subordination of the lien of any Mortgage as to the remaining Approved Parcels to any other lien or claim affecting any such Approved Parcels.

    The foregoing conditions precedent are solely for the benefit of the Administrative Agent and the Banks, any may be waived in a writing signed by the Administrative Agent, with the consent of the Majority Banks, and in no other manner.

                    2.15.2 Application of Release Price. The Release Price of each Approved Parcel shall be applied, in the Administrative Agent's sole discretion, first to any amounts due hereunder other than interest or principal then due and payable, then to interest then due, and then to the prepayment of principal (first to any Reference Rate Loans then outstanding and then to LIBOR Rate Loans with the shortest Interest Periods remaining).

               2.16 Collateral Documents. If (a) any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Company or any Subsidiary of the Company party thereto, or the Company or any Subsidiary of the Company shall so state in writing or bring an action to limit its obligations or liabilities thereunder or (b) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens and Permitted Encumbrances, the Parcel encumbered by such Collateral Document shall, at the option of the Majority Banks, immediately cease to be an Approved Parcel, the Borrowing Base and the Availability shall immediately be adjusted to reflect such change and the Company shall repay to the Administrative Agent, for the benefit of the Banks, within thirty (30) days after notice from the Administrative Agent, any amounts payable pursuant to Section 2.6.2(a).

          3.   Taxes, Yield Protection and Illegality.

               3.1 Taxes. If any taxes (other than taxes on a Bank's net income) are at any time imposed on any payments under or in respect of this Agreement or any instrument or agreement required hereunder, including payments made pursuant to this Section 3.1, the Company shall pay all such taxes and shall also pay to the Administrative Agent, for the account of the applicable Bank, at the time interest is paid, all additional amounts which such Bank specifies as necessary to preserve the yield, after payment of such taxes, that such Bank would have received if such taxes had not been imposed.

               3.2  Illegality.

                    (a) If any Bank determines that (i) the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or (ii) any central bank or other Governmental Authority has asserted that it is unlawful, for such Bank or its applicable Lending Office to make LIBOR Rate Loans, then, on notice thereof by such Bank to the Company and the Administrative Agent, the obligation of such Bank to make LIBOR Rate Loans shall be suspended until such Bank shall have notified the Company and the Administrative Agent that the circumstances giving rise to such determination no longer exist.

                    (b) If any Bank determines that it is unlawful to maintain any LIBOR Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Administrative Agent), prepay in full all LIBOR Rate Loans of that Bank then outstanding, together with interest accrued thereon and any amounts required to be paid in connection therewith pursuant to
          Section 3.4, either on the last day of the Interest Period thereof, if such Bank may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such LIBOR Rate Loans.

                    (c)  Notwithstanding any contrary provision of
          Section 2.1, if the Company is required to prepay any LIBOR Rate Loan immediately as provided in subsection 3.2(b), then concurrently with such prepayment the Company shall borrow a Reference Rate Loan from the affected Bank in the amount of such repayment.

                    (d) If the obligation of any Bank to make or maintain LIBOR Rate Loans has been terminated, the Company may elect, by giving notice to such Bank through the Administrative Agent, that all Loans which would otherwise be made by such Bank as LIBOR Rate Loans shall instead be Reference Rate Loans.

                    (e)  Before giving any notice to the Administrative
          Agent or the Company pursuant to this Section 3.2, the affected Bank shall designate a different Lending Office with respect to its LIBOR Rate Loans if such designation would avoid the need for giving such notice or making such demand and would not, in the judgment of such Bank, be illegal or otherwise disadvantageous to such Bank.

               3.3  Increased Costs and Reduction of Return.

                    (a) If any Bank determines that, due to either (i) the introduction of, or any change (other than a change by way of imposition of, or increase in, reserve requirements included in the Reserve Percentage) in or in the interpretation of, any law or regulation or (ii) the compliance by such Bank (or its Lending Office) or any Corporation controlling such Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand therefor by such Bank with a copy to the Administrative Agent, pay to the Administrative Agent for the account of such Bank such additional amounts as are sufficient to compensate such Bank for such increased costs.

                    (b) If any Bank determines that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Bank (or its Lending Office), or any corporation controlling such Bank, with any Capital Adequacy Regulation affects or would affect the amount of capital that such Bank or any corporation controlling such Bank is required or expected to maintain, and such Bank (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of any of its loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Administrative Agent, the Company shall immediately pay to the Administrative Agent, for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase.

               3.4 Funding Losses. The Company agrees to pay to the Administrative Agent, from time to time, for the account of the Banks, any amount that would be necessary to reimburse the Banks for, and to hold the Banks harmless from, any loss or expense which the Banks may sustain or incur as a consequence of:

                    (a) the failure of the Company to make any payment or prepayment of principal of any LIBOR Rate Loan (including payments made after any acceleration thereof);

                    (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Borrowing Notice or a Conversion/Continuation Notice;

                    (c) the failure of the Company to make any prepayment after the Company has given a notice in accordance with Section 2.6;

                    (d)  the prepayment (including pursuant to
          Section 2.6.2) of a LIBOR Rate Loan on a day which is not the last day of the Interest Period with respect thereto;

                    (e) the conversion pursuant to subsection 2.4 of any LIBOR Rate Loan to a Reference Rate Loan on a day that is not the last day of the respective Interest Period;

    including any such loss or expense arising from the liquidation or reemployment of funds obtained to maintain the LIBOR Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Company to the Administrative Agent, for the account of the Banks, under this Section 3.4, each LIBOR Rate Loan (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the LIBOR Rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the applicable offshore dollar interbank market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

               3.5 Inability to Determine Rates. If any Bank determines that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan or that the LIBOR Rate applicable pursuant to subsection 2.8.1 for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to such Bank of funding such Loan, such Bank will forthwith give notice of such determination to the Company through the Administrative Agent. Thereafter, the obligation of such Bank to make or maintain LIBOR Rate Loans hereunder shall be suspended until such Bank revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Borrowing Notice or Conversion/Continuation Notice then submitted by it. If the Company does not revoke such notice, the affected Bank shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Reference Rate Loans instead of LIBOR Rate Loans.

               3.6 Certificate of Bank. Any Bank, if claiming reimbursement or compensation pursuant to this Article 3, shall deliver to the Company through the Administrative Agent a certificate setting forth in reasonable detail the amount payable to such Bank hereunder, and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

               3.7 Survival. The agreements and obligations of the Company in this Article 3 shall survive the payment and performance of all other Obligations.

          4.   Conditions Precedent.

               4.1 Conditions to Approving Parcels. Subject to the provisions of Section 10.18, a Parcel shall be considered an Approved Parcel for purposes of this Agreement upon satisfaction of all of the following conditions precedent:

                    4.1.1 Fee Ownership. Except for the Parcel located in King County, Washington subleased by the Company from The Quadrant Corporation, the Company or a wholly-owned Subsidiary of the Company owns fee title to such Parcel; provided, however, that notwithstanding its satisfaction of all of the conditions set forth in this Section 4.1, no Parcel owned by a Permitted Partnership shall become an Approved Parcel if it would cause the aggregate Approved Parcel Values of all of the Approved Parcels owned by Permitted Partnerships to exceed ten percent (10%) of the Total Approved Parcel Value at such time.

                    4.1.2 Satisfactory Parcel. Such Parcel is satisfactory to Majority Banks in their sole and absolute discretion.

                    4.1.3 No Hazardous Materials. Such Parcel is free from all Hazardous Materials, including asbestos, other than commercially reasonable quantities of Hazardous Materials typically used in properties similar to such Parcel and permitted by all applicable Environmental Laws, and the Administrative Agent shall have received evidence in form and substance satisfactory to all of the Banks of such Parcel's compliance with this condition.

                    4.1.4 Appraised Value. An Appraised Value shall have been established for such Parcel.

                    4.1.5 No Liens. Such Parcel and all related personal property is (or at the time a Mortgage is recorded against such Parcel it shall be) free and clear of all Liens other than Liens securing nondelinquent taxes or assessments.

                    4.1.6 Deliveries to the Administrative Agent. The Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent:

                         (1) a current ALTA survey of such Parcel and Surveyor's Certification, including a complete legal description;

                         (2) copies of all exceptions to title with respect to such Parcel;

                         (3) at the Administrative Agent's request, copies of any available plans and specifications for any improvements located on such Parcel;

                         (4) an environmental site assessment for such Parcel, dated as of a recent date, prepared by a qualified firm acceptable to the Administrative Agent, stating, among other things, that such Parcel is free from Hazardous Materials other than commercially reasonable quantities of Hazardous Materials typically used in properties similar to such Parcel, and that any such Hazardous Materials located thereon and all operations conducted thereon are in compliance with all Environmental Laws and showing any Estimated Remediation Costs;

                         (5) at the Administrative Agent's request, copies of all leases and contracts not cancelable on thirty (30) days' notice and a rent roll relating to all or any portion of such Parcel;

                         (6)  At the Administrative Agent's request,
          financial statements for any Major Tenant that are available to the Company;

                         (7) an operating report for such Parcel for not less than the four (4) most recent consecutive quarters, together with a projection of the operating results for such Parcel for the following twelve (12) months;

                         (8) a certificate concerning the amount of space at such Parcel devoted to office, industrial, research and development (other than office) and flexible industrial (other than research and development or warehouse) uses signed by the Company and, if such Parcel is owned by a Person other than the Company, such other Person, substantially in the form of Exhibit D;

                         (9) at the Administrative Agent's request, a cost budget for any anticipated renovation of such Parcel;

                         (10) if such Parcel is owned by a Person other than the Company, copies of all of such Person's Organization Documents;

                         (11) a duly executed Mortgage, financing statement(s) and assignment of contracts covering such Parcel;

                         (12) such certificates relating to the authority of the Persons signing the documents required under
          Section 4.1.6(11) as the Administrative Agent may reasonably request;

                         (13) at the Administrative Agent's request, a written opinion of counsel to the Company and the Person signing the documents required under Section 4.1.6(11) practicing in the jurisdiction in which such Parcel is located (which counsel shall be acceptable to the Administrative Agent) covering such matters relating to the Company, such other Person, the Loans and such Parcel as the Administrative Agent may require;

                         (14) estoppel certificates executed by each tenant whose lease covers at least fifteen percent (15%) of the net rentable area of the improvements located on such Parcel; and estoppel certificates and/or subordination, nondisturbance and attornment agreements executed by such additional tenants as the Administrative Agent, by written notice to the Company prior to the recording of the Mortgage encumbering such Parcel, may require;

                         (15) such consents, subordination agreements and other documents and instruments executed by tenants and other Persons party to material contracts relating to such Parcel as the Administrative Agent may request;

                         (16) certificates of insurance and loss payable endorsements for all policies required pursuant to Section 6.6, showing the same to be in full force and effect with respect to such Parcel; and

                         (17) all other documents reasonably required by the Administrative Agent.

                    4.1.7 Recording of the Mortgage. The Mortgage relating to such Parcel shall have been duly recorded in the official records of the jurisdiction in which such Parcel is located.

                    4.1.8 Title Insurance. The Company shall, at its sole expense, have delivered to the Administrative Agent an ALTA form extended coverage lender's policy of title insurance, or evidence of a commitment therefor satisfactory to the Administrative Agent, in form, substance and amount, and issued by one or more insurers, reasonably satisfactory to the Administrative Agent, together with all indorsements and binders thereto reasonably required by the Administrative Agent, naming the Administrative Agent as the insured, insuring the Mortgage relating to such Parcel to be a valid first priority lien upon such Parcel, and showing such Parcel subject only to such Mortgage and the Permitted Encumbrances.

                    4.1.9 Filing of Financing Statements. Financing statement(s) shall have been filed with all of the officials necessary, in the Administrative Agent's sole judgment, to perfect the security interests created by the Mortgage relating to such Parcel and all related personal property.

                    4.1.10 Perfection of Liens. The Administrative Agent shall have received satisfactory evidence that all other actions necessary, or in the Administrative Agent's sole judgment desirable, to perfect and protect the first priority security interests for the benefit of the Administrative Agent created by the Collateral Documents have been taken.

                    4.1.11 Tax Reporting Service. The Company shall, at its sole expense, have delivered to the Administrative Agent evidence of a contract with a property tax reporting service for such Parcel for a period of not less than two (2) years.

                    4.1.12 Costs. The Company shall have paid to the Administrative Agent all amounts payable pursuant to Section 10.4 in connection with such Parcel and the Mortgage relating to such Parcel.

                    4.1.13 Expenses. The Administrative Agent shall have received satisfactory evidence that the Company has paid all title insurance premiums, tax service charges, documentary stamp or intangible taxes, recording fees and mortgage taxes payable in connection with such Parcel, the recording of the Mortgage relating to such Parcel or the issuance of the Title Policy (whether due on the recording date of the Mortgage or in the future) including sums due in connection with any future advances.

               4.2 Conditions of Initial Loan. The obligation of the Banks to make the initial Loan after the Closing Date is subject to the satisfaction of all of the following conditions precedent:

                    4.2.1 Deliveries to the Administrative Agent. The Administrative Agent shall have received, on or before the Closing Date, all of the following in form and substance satisfactory to the Administrative Agent and its counsel:

                    (a) this Agreement, the Revolving Notes and the Environmental Indemnity executed by the Company;

                    (b) copies of the resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance by the Company of this Agreement, the other Loan Documents to be delivered hereunder, and the Environmental Indemnity, and authorizing the borrowing of the Loans, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company;

                    (c) a certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute and deliver, as applicable, this Agreement, all other Loan Documents to be delivered hereunder, and the Environmental Indemnity;

                    (d) the articles or certificate of incorporation of the Company as in effect on the Closing Date, certified by the Secretary of State of the state of incorporation of the Company as of a recent date and by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

                    (e) a good standing certificate for the Company from the Secretary of State of (i) its state of incorporation and (ii) each state in which an Approved Parcel is situated, evidencing that the Company is qualified to do business as a foreign corporation in said state as of a recent date, together with bringdown certificates by telex or telefacsimile dated the Closing Date;

                    (f) an opinion of counsel to the Company acceptable to the Administrative Agent, addressed to the Administrative Agent, substantially in the form of Exhibit E;

                    (g) a certificate signed by a Responsible Officer, dated as of the Closing Date, stating that (i) the representations and warranties contained in Article 5 are true and correct on and as of such date, as though made on and as of such date; (ii) no Default or Event of Default exists or would result from the initial Loan; and (iii) there has occurred since September 30, 1998, no event or circumstance that could reasonably be expected to result in a Material Adverse Effect;

                    (h) a certified copy of financial statements of the Company and its Subsidiaries referred to in Section 5.11; and

                    (i) such other approvals, opinions or documents as the Administrative Agent may request.

                    4.2.2 Initial Approved Parcel. All of the conditions of Section 4.1 shall have been satisfied for each Parcel described in
    Section 10.18.

                    4.2.3 Payment of Expenses. The Company shall have paid all costs, accrued and unpaid fees and expenses incurred by the Administrative Agent, to the extent then due and payable, on the Closing Date, including Attorney Costs incurred by the Administrative Agent, to the extent invoiced prior to or on the Closing Date, together with such additional amounts of Attorney Costs as shall constitute a reasonable estimate of Attorney Costs incurred or to be incurred through the closing proceedings, provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Administrative Agent, including any such costs, fees and expenses arising under or referenced in Section 10.4.

                    4.2.4 Payment of Fees. The Company shall have paid to the Administrative Agent, for the account of the Banks, the commitment fee owing pursuant to Section 2.9.

               4.3 Conditions to All Borrowings. The obligation of the Banks to make any Loan (including the initial Loan) is subject to the satisfaction of all of the following conditions precedent on the relevant borrowing date:

                    4.3.1 Initial Approved Parcel. At least one (1) Parcel shall have become an Approved Parcel by satisfying all of the conditions of Section 4.1.

                    4.3.2 Notice of Borrowing. The Administrative Agent shall have received a Borrowing Notice.

                    4.3.3 Continuation of Representations and Warranties. The representations and warranties made by the Company contained in
    Article 5 shall be true and correct on and as of such borrowing date with the same effect as if made on and as of such borrowing date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

                    4.3.4 No Existing Default. No Default or Event of Default shall exist or shall result from such Loan.

                    4.3.5 No Future Advance Notice. The Administrative Agent shall not have received from the Company any notice that any Collateral Document will no longer secure future advances or future Loans to be made or extended under this Agreement.

                    4.3.6 Further Assurances. The Company shall have executed and acknowledged (or caused to be executed and acknowledged) and delivered to the Administrative Agent all documents and taken all actions, reasonably required by the Administrative Agent or the Banks from time to time to confirm the rights created or now or hereafter intended to be created by the Loan Documents or the Environmental Indemnity, or otherwise to carry out the purposes of the Loan Documents and the transactions contemplated thereunder.

                    4.3.7 Title Insurance. The Administrative Agent shall have received, in form and substance satisfactory to the Banks, from any title insurer who issued a Title Policy, all indorsements, binders and modifications to such policy or policies reasonably required by the Banks.

    Each Borrowing Notice submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such Borrowing Notice and as of the date of each Loan, that the conditions in Section 4.3 are satisfied.


          5. Representations and Warranties. The Company represents and warrants to the Administrative Agent and each of the Banks that:

               5.1 Existence and Power. The Company and each of its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; and (b) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification. Each Permitted Partnership (c) is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its creation; and (d) is duly qualified as a foreign limited partnership, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification. The Company, each of its Subsidiaries and each Permitted Partnership (e) has the power and authority, and has obtained all governmental licenses, and all authorizations, consents and approvals needed, to own its assets, to carry on its business and to execute, deliver and perform its obligations under the Loan Documents to which it is a party and the Environmental Indemnity; and (f) is in compliance with all Requirements of Law; except, in each case referred to in clause (b), clause (d) or clause (f), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

               5.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement, any other Loan Document and the Environmental Indemnity have been duly authorized by all necessary corporate action, and do not and will not:

                    (a) contravene the terms of any of the Company's Organization Documents;

                    (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its Property is subject; or

                    (c)  violate any Requirement of Law.

               5.3 Governmental Authorization. No approval, consent, exemption, authorization or other action by, or notice to or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Administrative Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement, any other Loan Document to which the Company is a party, or the Environmental Indemnity.

               5.4 Binding Effect. This Agreement, each other Loan Document and the Environmental Indemnity constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

               5.5 Litigation. Except as specifically disclosed in Schedule 5.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, any of its Subsidiaries or any Permitted Partnership, or any of their respective Properties, which
    (a) purport to affect or pertain to this Agreement, any other Loan Document or the Environmental Indemnity, or any of the transactions contemplated hereby or thereby, or (b) if determined adversely to the Company, one or more of its Subsidiaries or one or more Permitted Partnerships would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Loan Document or the Environmental Indemnity, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

               5.6 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. Neither the Company nor any of its Subsidiaries nor any Permitted Partnership is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

               5.7 ERISA Compliance. Each Plan and Multi-employer Plan is in full compliance with applicable Requirements of Law, including ERISA, and no ERISA Events or accumulated funding deficiencies within the meaning of ERISA have occurred with respect to any Qualified Plan or Multi-employer Plan that, in the aggregate, could result in a Material Adverse Effect.

               5.8 Use of Proceeds; Margin Regulations. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 6.11, and are intended to be and shall be used in compliance with Section 7.6.

               5.9 Title to Properties. The Company, each of its Subsidiaries and each Permitted Partnership has good record and marketable title in fee simple to all real Property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the Property of the Company, its Subsidiaries and each Permitted Partnership is subject to no Liens that are not disclosed in the most recent financial statements delivered to the Administrative Agent other than Permitted Liens and, with respect to a Property that does not serve as Collateral for any of the Obligations
    (i) Liens securing the performance of obligations under recorded covenants, conditions and restrictions, easements or other agreements among adjoining landowners, and (ii) Liens securing purchase money financing of fixtures and equipment, or securing other indebtedness that in the aggregate does not exceed $100,000.

               5.10 Taxes. The Company, its Subsidiaries and each Permitted Partnership have filed all federal and other material tax returns and reports required to be filed, and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, and no Notice of Lien has been filed or recorded. There is no proposed tax assessment against the Company, any of its Subsidiaries or any Permitted Partnership that would, if the assessment were made, have a Material Adverse Effect.

               5.11 Financial Condition.

                     (a) The audited consolidated financial statements of the Company dated December 31, 1997, the related consolidated statements of operations, shareholders' equity and cash flows for the quarter ended on that date, and the quarterly consolidated financial statements of the Company dated September 30, 1998:

               (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

               (ii) are complete, accurate and fairly present the financial condition of the Company and its consolidated subsidiaries as of the date thereof and results of operations for the period covered thereby; and

               (iii) except as specifically disclosed in Schedule 5.11, show all material Indebtedness and other liabilities, direct or contingent, of the Company and its consolidated subsidiaries as of the dates thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                    (b) Since December 31, 1997, there has been no Material Adverse Effect.

                    (c) The letter dated February 19, 1999, from Dennis Klimmek of the Company to Laurence C. Hughes of the Administrative Agent attached a true and complete copy of the signed letter of terms and conditions dated February 19, 1999, from Ernest Fair, Jr. of Teachers Insurance and Annuity Association ("TIAA") to Dennis Klimmek of the Company relating to TIAA's proposed financing of three (3) separate portfolios of the Company's properties.

               5.12 Environmental Matters.

                    (a) Except as specifically disclosed in Schedule 5.12, to the best knowledge of the Company the on-going operations of the Company, each of its Subsidiaries and each Permitted Partnership comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $50,000 in the aggregate.

                    (b) Except as specifically disclosed in Schedule 5.12, the Company, each of its Subsidiaries and each Permitted Partnership has obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for its ordinary course operations, all such Environmental Permits are in good standing, and the Company and each of its Subsidiaries is in compliance with all material terms and conditions of such Environmental Permits.

                    (c) Except as specifically disclosed in Schedule 5.12, none of the Company, any of its Subsidiaries, any Permitted Partnership or any of their respective present Property or operations is subject to any outstanding written order from, or agreement with, any Governmental Authority, or subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

                    (d) Except as specifically disclosed in Schedule 5.12, to the best knowledge of the Company there are no Hazardous Materials or other conditions or circumstances existing with respect to any Parcel, or arising from operations of the Company, any of its Subsidiaries or any Permitted Partnership prior to the Closing Date, that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Company and its Subsidiaries in excess of $50,000 in the aggregate for any such condition, circumstance or Parcel. In addition, (i) neither the Company nor any of its Subsidiaries nor any Permitted Partnership has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site, and
          (ii) the Company, its Subsidiaries and each Permitted Partnership have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

               5.13 Regulated Entities. Neither the Company nor any Person controlling the Company is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

               5.14 No Burdensome Restrictions. The Company is not a party to, or bound by, any Contractual Obligation, or subject to any charter or corporate restriction or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

               5.15 Solvency. The Company is Solvent, each of its Subsidiaries is Solvent and each Permitted Partnership is Solvent.

               5.16 Subsidiaries; Equity Investments. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 5.16, and has no equity investments in any (i) Permitted Partnership other than those specifically disclosed in part (b) of Schedule 5.16 or (ii) other corporation, partnership or other entity other than those specifically disclosed in part (c) of Schedule 5.16.

               5.17 Brokers; Transaction Fees. Neither the Company nor any of its Subsidiaries has any obligation to any Person in respect of any finder's, broker's or investment banker's fee in connection with the transactions contemplated hereby.

               5.18 Insurance. The Properties of the Company, its Subsidiaries and each Permitted Partnership are insured with financially sound and reputable insurance companies in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where the Company, such Subsidiary or such Permitted Partnership operates.

               5.19 Full Disclosure. None of the representations or warranties made by the Company or any of its Subsidiaries in the Loan Documents or the Environmental Indemnity, as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any of its Subsidiaries in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

               5.20 Year 2000 Compliance. The Company has developed and budgeted for a comprehensive program to address the "Year 2000" problem (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31, 1999). The Company has implemented that program substantially in accordance with its timetable and budget and reasonably anticipates that it will substantially avoid the Year 2000 problem as to all computers, as well as embedded microchips in non-computing devices, that are material to the Company's business, properties or operations. The Company has developed feasible contingency plans adequate to ensure uninterrupted and unimpaired business operation in the event of failure of its own or a third party's systems or equipment due to the Year 2000 problem, including those of vendors, customers and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure.

          6. Affirmative Covenants. The Company covenants and agrees that, so long as any Bank shall have any obligation hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Administrative Agent, on behalf of the Majority Banks, waives compliance in writing:

               6.1 Financial Statements. The Company shall deliver to each of the Banks, in form and detail satisfactory to the Administrative
    Agent:

                    (a) as soon as publicly available, but not later than 120 days after the end of each calendar year, a copy of the audited consolidated balance sheets of the Company and each unconsolidated Permitted Partnership as at the end of such year and the related consolidated statements of income, shareholders' equity and cash flows for such calendar year, setting forth in each case in comparative form the figures for the previous year, and accompanied by the opinion of a nationally recognized independent public accounting firm stating that such consolidated financial statements present fairly the financial positions of the Company and such Permitted Partnerships for the periods indicated in conformity with GAAP applied on a basis consistent with prior years;

                    (b) as soon as publicly available, but not later than 60 days after the end of each of the first three (3) calendar quarters of each year, a copy of the unaudited consolidated balance sheets of the Company and each unconsolidated Permitted Partnership as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, certified by an appropriate Responsible Officer as being complete and correct and fairly presenting the financial position and results of operations of the Company and such Permitted Partnerships in accordance with GAAP;

                    (c) as soon as available, but not later than 45 days after the end of each calendar quarter of each year, operating statements and rent rolls for each Property securing the Loans, certified by an appropriate Responsible Officer as being complete and correct and fairly presenting the financial position and the results of operations of the Approved Parcel to which it relates, together with any additional information relating to any such Property reasonably requested by the Administrative Agent;

                    (d) as soon as available, but not later than 120 days after the end of each calendar year, rolling two-year consolidated cash flow projections for the Company and each unconsolidated Permitted Partnership, certified by an appropriate Responsible Officer of the Company as being complete and correct in all material respects; and

                    (e) not later than 45 days after the end of each calendar quarter of each year, a report in form and substance satisfactory to the Administrative Agent concerning the status of all development activity of the Company, each of its Subsidiaries and each Permitted Partnership, certified by an appropriate Responsible Officer of the Company as being complete and correct in all material respects.

               6.2 Certificates; Other Information. The Company shall furnish to the Administrative Agent, with sufficient copies for each
    Bank:

                    (a) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b) above, a certificate of a Responsible Officer in form and detail substantially similar to the certificate delivered to the Administrative Agent for the period ending March 31, 1998 (with the Leverage and Total Approved Parcel Value calculations required by clause (iii), below, added), (i) stating that, to the best of such officer's knowledge, the Company, during such period, has observed and performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified (by applicable subsection reference) in such certificate,
          (ii) showing in detail the calculations supporting such statement in respect of Sections 2.6.2(a), 7.10, 7.11, 7.14, 7.15, 7.16 and
          7.17, and (iii) showing in detail the calculations supporting the calculations of Leverage and Total Approved Parcel Value;

                    (b) promptly after the same are sent, copies of all financial statements and reports which the Company sends to its shareholders; and promptly after the same are filed (but in the case of the Company's (i) Form 10-K filing, in no event later than 120 days after the end of the calendar year to which it relates, and
          (ii) Form 10-Q filing, in no event later than 60 days after the end of the calendar quarter to which it relates), copies of all financial statements and regular, periodical or special reports which the Company may make to, or file with, the SEC or any successor or similar Governmental Authority; and

                    (c) promptly, such additional business, financial, corporate affairs and other information as the Administrative Agent may from time to time reasonably request.

               6.3 Notices. The Company shall promptly notify the Administrative Agent:

                    (a) upon, but in no event later than ten (10) days after, becoming aware of (i) the occurrence of any Default or Event of Default, and (ii) the occurrence or existence of any event or circumstance that foreseeable will become a Default or Event of Default;

                    (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Company, any of its Subsidiaries or any Permitted Partnership which could result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries or any Permitted Partnership and any Governmental Authority;

                    (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Company, any Subsidiary of the Company or any Permitted Partnership (i) in which the amount of damages claimed is $500,000 or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement, any Loan Document or the Environmental Indemnity;

                    (d) upon, but in no event later than ten (10) days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company, any Subsidiary of the Company or any Permitted Partnership or any of their respective Properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of any real Property of the Company, any Subsidiary of the Company or any Permitted Partnership that could reasonably be anticipated to cause such Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Property under any Environmental Laws;

                    (e) of any of the following ERISA events affecting the Company or any member of its Controlled Group (but in no event more than ten (10) days after such event), together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any member or its Controlled Group with respect to such event:

               (i)  an ERISA Event;

               (ii) the adoption of any new Plan that is subject to Title IV of ERISA or section 412 of the Code by any member of the Controlled Group;

               (iii) the adoption of any amendment to a Plan that is subject to Title IV of ERISA or section 412 of the Code, if such amendment results in a material increase in benefits or Unfunded Pension Liabilities; or

               (iv) the commencement of contributions by any member of the Controlled Group to any Plan that is subject to Title IV of ERISA or section 412 of the Code;

                    (f) any Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Company delivered to the Administrative Agent pursuant to subsection 6.1(a);

                    (g) of any change in accounting policies or financial reporting practices by the Company, any of its Subsidiaries or any Permitted Partnership within ten (10) days of their adoption; and

                    (h) of any notice of redemption given with respect to any or all of the Company's preferred shares, within ten (10) days of the date of such notice.

    Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein, and stating what action the Company proposes to take with respect thereto and at what time. Each notice under subsection 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

               6.4 Preservation of Corporate Existence, Etc. Subject to the provisions of Section 7.2, the Company shall, and shall cause each of its Subsidiaries and each Permitted Partnership to:

                    (a) preserve and maintain in full force and effect its corporate or partnership existence and good standing under the laws of its state or jurisdiction of incorporation;

                    (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

                    (c) use its reasonable efforts, in the Ordinary Course of Business, to preserve its business organization; and

                    (d) in the case of each Permitted Partnership, preserve and maintain in full force and effect, without amendment or modification, such Permitted Partnership's agreement of limited partnership and certificate of limited partnership, and otherwise at all times continue to satisfy all of the requirements set forth in the definition of the term "Permitted Partnership".

               6.5 Maintenance of Property. The Company shall maintain, and shall cause each of its Subsidiaries and each Permitted Partnership to maintain, and preserve all of its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

               6.6 Insurance. In addition to insurance requirements set forth in the Collateral Documents, the Company shall maintain, and shall cause each of its Subsidiaries and each Permitted Partnership to maintain, with financially sound and reputable independent insurers, insurance with respect to its Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability insurance, property and casualty insurance and rental interruption insurance, the amount of which shall not be reduced by the Company, any Subsidiary of the Company or any Permitted Partnership in the absence of thirty (30) days' prior notice to the Administrative Agent. All casualty insurance covering an Approved Parcel maintained by the Company and its Subsidiaries shall name the Administrative Agent, as administrative agent for the Banks, as loss payee, and all liability, rental interruption and other insurance covering an Approved Parcel maintained by the Company and its Subsidiaries shall name the Administrative Agent, as administrative agent for the Banks, as additional insured as its interest may appear. Upon request of the Administrative Agent, the Company shall furnish the Administrative Agent at reasonable intervals (but not more often than once per calendar year) a certificate of a Responsible Officer of the Company (and, if requested by the Administrative Agent any insurance broker for the Company) setting forth the nature and extent of all insurance maintained by the Company, its Subsidiaries and the Permitted Partnership in accordance with this Section 6.6 or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker).

               6.7 Payment of Obligations. The Company shall, and shall cause its Subsidiaries and each Permitted Partnership to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                    (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the imposition of a Lien on, or the forfeiture or sale of, any Property of the Company, any of its Subsidiaries or any Permitted Partnership) and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary or Permitted Partnership;

                    (b) all lawful claims which, if unpaid, would by law become a Lien upon its Property unless the same are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the imposition of a Lien on, or the forfeiture or sale of, any Property of the Company, any of its Subsidiaries or any Permitted Partnership) and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary or Permitted Partnership; and

                    (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

               6.8 Compliance with Laws. The Company shall comply, and shall cause each of its Subsidiaries and each Permitted Partnership to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business or any of its Property, except such as may be contested in good faith or as to which a bona fide dispute may exist.

               6.9 Inspection of Property and Books and Records. The Company shall maintain, and shall cause each of its Subsidiaries and each Permitted Partnership to maintain, proper books of record and account in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiaries and Permitted Partnerships. The Company shall permit, and shall cause each of its Subsidiaries and each Permitted Partnership to permit, representatives of the Administrative Agent or any Bank to visit and inspect any of their respective Properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers and independent public accountants, all at the expense of the Company (which shall include all internal or outside legal and other consultant fees and other out-of-pocket expenses incurred by the Administrative Agent or any of the Banks in connection with any such inspection, but shall not include the Administrative Agent's or any Bank's normal overhead or employee costs of administering the Loans) and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that when an Event of Default exists the Administrative Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice. No actions by the Administrative Agent or any Bank pursuant to this Section 6.9 shall unreasonably interfere with (a) the performance by the Company's employees of their duties or (b) the occupancy of any of the Company's tenants.

               6.10 Environmental Laws. The Company shall, and shall cause each of its Subsidiaries and each Permitted Partnership to, conduct its operations and keep and maintain its Property in compliance with all Environmental Laws whose violation could, individually or in the aggregate, result in liability in excess of $250,000. Upon the written request of the Administrative Agent or any Bank, the Company shall submit, and cause each of its Subsidiaries and each Permitted Partnership to submit, to the Administrative Agent, with sufficient copies for each Bank, at the Company's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to subsection 6.3(d), that could, individually or in the aggregate, result in liability in excess of $250,000.

               6.11 Use of Proceeds.  Subject to the provisions of
    Section 3.2(c), the Company shall use the proceeds of the Loans solely for the purpose of (i) facilitating the Company's acquisition of improved real property (subject to the provisions of Section 7.12), and (ii) financing the Company's operating expenses, including development activities (subject to the provisions of Sections 7.15 and 7.16).

               6.12 Solvency. The Company shall at all times be, and shall cause each of its Subsidiaries and each Permitted Partnership to be, Solvent.

               6.13 Further Assurances. Promptly upon request by the Administrative Agent, the Company shall (and shall cause any of its Subsidiaries or any Permitted Partnership to) do such further acts, and execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all deeds, conveyances, security agreements, deeds of trust, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments, as the Administrative Agent may reasonably require from time to time in order to (i) carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and the Banks the rights granted or now or hereafter intended to be granted to the Administrative Agent or the Banks under any Loan Document or under any other document executed in connection therewith.

          7. Negative Covenants. The Company hereby covenants and agrees that, so long as any Bank shall have any obligation hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Administrative Agent, on behalf of the Majority Banks, waives compliance in writing:

               7.1 Limitation on Liens. The Company shall not, and shall not suffer or permit any of its Subsidiaries or any Permitted Partnership to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of the Collateral, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                    (a)  any Lien created under any Loan Document;

                    (b) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.7, provided that no Notice of Lien has been filed or recorded; or

                    (c) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the Ordinary Course of Business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto.

               7.2 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any of its Subsidiaries or any Permitted Partnership to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

                    (a) any Subsidiary of the Company or any Permitted Partnership may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more subsidiaries of the Company, provided that (A) if any transaction shall be between a Permitted Partnership and a Subsidiary, the Subsidiary shall be the continuing or surviving Person and (B) if any transaction shall be between a Subsidiary or any Permitted Partnership and a wholly-owned Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person; and

                    (b) any Subsidiary of the Company or any Permitted Partnership may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or a wholly-owned Subsidiary of the Company;

    provided, however, that so long as the continuing or surviving Person remains liable for all of the Company's obligations to the Banks under the Loan Documents, the Administrative Agent and the Banks shall not unreasonably withhold their consent to any merger or consolidation of the Company or any of its Subsidiaries or any Permitted Partnership with or into any other Person.

               7.3 Loans and Investments. The Company shall not, and shall not suffer or permit any of its Subsidiaries or any Permitted Partnership to, make any advance, loan, extension of credit or capital contribution to any Person, including any Affiliate of the Company, or enter into any partnership, joint venture, limited liability company or similar entity with any non-Affiliate of the Company, except for (a) advances, loans, extensions of credit or capital contributions to Permitted Partnerships whose assets, in the aggregate, do not exceed twenty percent (20%) of the consolidated assets of the Company, its Subsidiaries and any Permitted Partnerships, (b) loans to tenants for tenant improvements in a maximum principal amount of $1,500,000 for any such loan, and (c) loans to employees of the Company to finance their purchase of Company stock, where such employee loans are reported on the Company's financial statements in a manner that does not affect the Company's total assets, total liabilities or net worth.

               7.4 Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any of its Subsidiaries or any Permitted Partnership to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to any unsecured Indebtedness in an aggregate principal amount in excess of $2,500,000.00, except (a) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the Ordinary Course of Business of the Company or such Subsidiary or Permitted Partnership in accordance with customary terms and paid within the specified time, and (b) a loan from the Banks to the Company pursuant to the Unsecured Loan Agreement.

               7.5 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any of its Subsidiaries or any Permitted Partnership to, enter into any transaction with any Affiliate of the Company or of any such Subsidiary or Permitted Partnership, except (a) as expressly permitted by this Agreement, or (b) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of the Company or such Subsidiary or Permitted Partnership; in each case
    (a) and (b), upon fair and reasonable terms no less favorable to the Company or such Subsidiary or Permitted Partnership than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary or Permitted Partnership .

               7.6 Use of Proceeds. The Company shall not, and shall not suffer or permit any of its Subsidiaries or any Permitted Partnership to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock (other than shares of the Company's common or preferred stock), (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock (other than shares of the Company's common or preferred stock), (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to
    Section 13 or 14 of the Securities and Exchange Act of 1934 or any regulations promulgated thereunder.

               7.7 Contingent Obligations. The Company shall not, and shall not suffer or permit any of its Subsidiaries or any Permitted Partnership to, create, incur, assume or suffer to exist any Contingent Obligations except endorsements for collection or deposit in the Ordinary Course of Business.

               7.8 Creation of Subsidiaries. The Company shall not, and shall not suffer or permit any of its Subsidiaries or any Permitted Partnership to, (i) form any additional Subsidiaries other than wholly-owned Subsidiaries, or (ii) enter into any additional partnership, joint venture or similar business arrangement with any Person except a Permitted Partnership whose assets, when combined with the aggregate assets of all other Permitted Partnerships, do not exceed twenty percent (20%) of the consolidated assets of the Company and any Permitted Partnerships.

               7.9  Compliance with ERISA.   The Company shall not, and
    shall not suffer or permit any of its Subsidiaries to, (i) terminate any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Administrative Agent) liability to the Company or any ERISA Affiliate, (ii) permit to exist any ERISA Event, or any other event or condition, which presents the risk of a material (in the opinion of the Administrative Agent) liability to any member of the Controlled Group, (iii) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multi-employer Plan so as to result in any material (in the opinion of the Administrative Agent) liability to the Company or any ERISA Affiliate, (iv) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material (in the opinion of the Administrative Agent) liability to any member of the Controlled Group, or (v) permit the present value of all nonforfeitable accrued benefits under any Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially (in the opinion of the Administrative Agent) to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

               7.10 Debt to Gross Assets Ratio. The Company shall not at any time permit the ratio of (a) its total consolidated liabilities (including as liabilities the aggregate amount of all then-outstanding but undrawn Letters of Credit, all other Contingent Obligations of the Company and its consolidated subsidiaries, and all liabilities (including all Contingent Obligations) of unconsolidated Permitted Partnerships) to
    (b) its Gross Assets, to be greater than 0.55 at any time.

               7.11 Debt Service Coverage Ratio. The Company shall not permit the ratio of (a) its Cash Flow to (b) its Covenant Debt Service at any time to be less than 1.50 at any time.

               7.12 Change in Business. The Company shall not, and shall not suffer or permit any of its Subsidiaries or any Permitted Partnership to, engage in any material line of business substantially different from those lines of business carried on by it on the date hereof.

               7.13 Accounting Changes. The Company shall not, and shall not suffer or permit any of its Subsidiaries or any Permitted Partnership to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any of its consolidated Subsidiaries or any Permitted Partnership.

               7.14 Limitation on Dividends. The Company shall not, during any fiscal quarter, declare or pay dividends to its shareholders (including the holders of any of its preferred shares) in an amount that would cause the aggregate amount of dividends paid to such shareholders during such fiscal quarter and the three (3) immediately preceding fiscal quarters to exceed ninety-five percent (95%) of the Company's Funds From Operations during the four (4) consecutive fiscal quarters immediately preceding the declaration date of any such dividend; provided, however, that the Company may declare or pay dividends to its shareholders (including the holders of any of its preferred shares) in any fiscal quarter in an amount that exceeds ninety-five percent (95%) of the Company's Funds From Operations during the fiscal quarter immediately preceding the declaration date of such dividend only to the extent necessary to preserve the Company's status as a real estate investment trust for federal income tax purposes; and provided further, however, that for the calendar quarter in which any equity offering is completed and the next two (2) consecutive calendar quarters, the Company may pay dividends to its shareholders that exceed, in the aggregate, the foregoing limitations so long as (i) the portion of such dividend payments that relate to the Company's common and preferred shares issued and outstanding prior to such equity offering satisfy the foregoing limitations, (ii) such dividend payments on any new issue of common stock do not exceed the rate at which the Company pays dividends on its other common stock and (iii) such dividend payments on any new issue of preferred stock do not exceed the minimum amount needed to pay the required dividend on such preferred stock.

               7.15 Development Activity. The Company shall not, and shall not permit any of its Subsidiaries or any Permitted Partnership to, engage in real estate development activity other than projects involving at any time aggregate acquisition, development and construction costs, determined on a GAAP basis before depreciation, not to exceed at any time an amount equal to twenty percent (20%) of the consolidated assets of the Company and any Permitted Partnerships at such time; provided, however, that no individual project shall involve at any time aggregate acquisition, development and construction costs, determined on a GAAP basis before depreciation, in excess of five percent (5%) of the amount of the consolidated assets of the Company and any Permitted Partnerships. For purposes of this Section 7.15, real estate development activity begins when the Company, any Subsidiary or any Permitted Partnership first incurs costs relating to a project, and ends when (i) such project has received a certificate of occupancy or equivalent approval for the shell and core and (ii) more than eighty percent (80%) of the net rentable area of such project is covered by signed leases with third-party tenants having remaining terms of three (3) years or longer.

               7.16 Undeveloped Land. The Company will not, and will not permit any of its Subsidiaries or any Permitted Partnership to, purchase undeveloped land, whether it is excess land adjacent to a Parcel or otherwise, that (a) is not Entitled Land, or (b) is encumbered by any Lien (other than a Lien for the benefit of (i) the Banks to secure the Obligations if such undeveloped land is tied to an Approved Parcel that is encumbered with a Mortgage, or (ii) the seller of such undeveloped land to secure a nonrecourse obligation in an amount not to exceed the purchase price of such undeveloped land), or (c) causes the aggregate value of undeveloped land owned by the Company, its Subsidiaries and the Permitted Partnerships, determined on a GAAP basis, to exceed fifteen percent (15%) of the amount of the consolidated assets of the Company and any Permitted Partnerships.

               7.17 Tangible Net Worth. The Company shall not at any time permit its Tangible Net Worth to be less than the sum of (a) Two Hundred Ninety-four Million Four Hundred Sixty-two Thousand Dollars ($294,462,000.00) plus (b) seventy-five percent (75%) of the proceeds of any equity offering of the Company (net of the reasonable expenses of such equity offering) occurring after December 31, 1997.

          8.   Events of Default and Remedies.

               8.1 Event of Default. Any of the following shall constitute an Event of Default:

                    8.1.1 Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within ten (10) days after the same shall become due, any interest, fee or any other amount payable hereunder or pursuant to any other Loan Document; or

                    8.1.2 Representation or Warranty. Any representation or warranty by the Company, any of its Subsidiaries or any Permitted Partnership made or deemed made in this Agreement or any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any of its Subsidiaries, any Permitted Partnership, or their respective Responsible Officers, furnished at any time under this Agreement or in or under any other Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                    8.1.3 Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in Sections 6.1, 6.2, 6.3, 6.6, 6.9, 7.10, 7.11 or 7.17; or

                    8.1.4 Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of twenty (20) days after the earlier of (i) the date upon which a Responsible Officer of the Company knew of such failure or (ii) the date upon which written notice thereof is given to the Company by the Administrative Agent; or

                    8.1.5 Cross-Default. The occurrence of an "Event of Default" under and as defined in the Secured Loan Agreement or the Unsecured Loan Agreement; or

                    8.1.6 Insolvency; Voluntary Proceedings. The Company or any of its Subsidiaries or any Permitted Partnership (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
    (ii) voluntarily ceases to conduct its business in the ordinary course;
    (iii) commences any Insolvency Proceeding with respect to itself; or
    (iv) takes any action to effectuate or authorize any of the foregoing;
    or

                    8.1.7 Insolvency; Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company, any Subsidiary of the Company or any Permitted Partnership, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any of its Subsidiaries' or any Permitted Partnership's Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) the Company or any of its Subsidiaries or any Permitted Partnership admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any of its Subsidiaries or any Permitted Partnership acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

                    8.1.8 ERISA Plans. The occurrence of any one or more of the following events with respect to the Company, provided such event or events could reasonably be expected, in the judgment of the Administrative Agent, to subject the Company to any tax, penalty or liability (or any combination of the foregoing) which, in the aggregate, could have a material adverse effect on the financial condition of the Company with respect to a Plan:

                         (a) A Reportable Event shall occur with respect to a Plan which is, in the reasonable judgment of the Administrative Agent likely to result in the termination of such Plan for purposes of Title IV of ERISA; or

                         (b) Any Plan termination (or commencement of proceedings to terminate a Plan) or the Company's full or partial withdrawal from a Plan; or

                    8.1.9 Monetary Judgments. One or more final (non-interlocutory) judgments, orders or decrees shall be entered against the Company or any of its Subsidiaries or any Permitted Partnership involving in the aggregate a liability (not fully covered by insurance) as to any single or related series of transactions, incidents or conditions of $1,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of sixty (60) days after the entry thereof; or

                    8.1.10 Adverse Change. There shall occur, or be reasonably likely to occur, a Material Adverse Effect that continues unremedied for a period of thirty (30) days after the earlier of (i) the date upon which a Responsible Officer of the Company knew or should have known of such Material Adverse Effect or (ii) the date upon which written notice thereof is given to the Company by the Bank; or

                    8.1.11 Management Changes. The Chairman of the Board or the chief executive officer of the Company resigns, is terminated or otherwise ceases to act for any reason, and such officer of the Company is not replaced with a person reasonably satisfactory to the Majority Banks within six (6) months after he ceases to hold such position.

                    8.1.12 Preferred Dividend Defaults. The Company fails to pay in full any two (2) consecutive quarterly dividend payments owing to holders of the Company's preferred shares.

                    8.1.13 Early Termination of a Specified Swap Contract. There occurs under any Specified Swap Contract an Early Termination Date (as defined in such Specified Swap Contract) resulting from (i) any event of default under such Specified Swap Contract as to which the Company is the Defaulting Party (as defined in such Specified Swap Contract) or
    (ii) any Termination Event (as defined in such Specified Swap Contract) as to which the Company is an Affected Party (as defined in such Specified Swap Contract), the occurrence of such Early Termination Date gives rise to a monetary obligation owing from the Company to the Swap Provider under the Specified Swap Contract, and the Company fails to pay such monetary obligation within five (5) days of such Swap Provider's demand.

               8.2 Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks:

                    8.2.1 Termination of Commitment to Lend. Declare the commitment of each Bank to make Loans to be terminated, whereupon such commitment shall forthwith be terminated; and

                    8.2.2 Acceleration of Loans. Declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                    8.2.3 Exercise of Rights and Remedies. Exercise all rights and remedies available to it under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in subsections 8.1.6 or 8.1.7 above (in the case of clause (i) of subsection 8.1.7 upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Bank. Notwithstanding any contrary provision of any Loan Document, the Administrative Agent shall not incur any trustee or other foreclosure fees or expenses for which it will seek reimbursement from the Company under
          Section 10.4(b) until at least five (5) Business Days after the occurrence of an Event of Default under subsection 8.1.3; provided, however, that this restriction shall not apply to any other Event of Default. Notwithstanding any contrary provision of applicable law, not less than thirty (30) days shall elapse between the occurrence of an Event of Default and the actual sale of any Property securing the Loans, but the Administrative Agent may give any notices, commence any actions, obtain the appointment of receivers and other provisional remedies, sequester any rents, issues and profits, or exercise any of its other rights or remedies during such thirty (30) day period;

    provided, however, that upon the occurrence of an Event of Default under
    Section 8.1.12, the Administrative Agent may not exercise any of its remedies under Sections 8.2.2 or 8.2.3 until the earlier of (i) the first date on which a notice of redemption is given with respect to any or all of the Company's preferred shares or (ii) ninety (90) days after the occurrence of such Event of Default, unless the Company cures such Event of Default during such ninety (90) day period.

               8.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

               8.4 Specified Swap Contract Remedies. Notwithstanding any contrary provision of this Article 8 (other than Section 8.5), but subject to the provisions of Section 8.5, each Swap Provider shall have with respect to any Specified Swap Contract of such Swap Provider the right, to the extent so provided in the applicable Specified Swap Contract or any master agreement relating thereto, and after notice to the Administrative Agent, but without the approval or consent of the Administrative Agent or the other Banks, to (a) declare an event of default, termination event or other similar event thereunder and to create an Early Termination Date, and (b) to determine net termination amounts in accordance with the terms of such Specified Swap Contract and to set-off amounts between Specified Swap Contracts.

               8.5  Subordination of Swap Obligations.

                    8.5.1 Each Swap Provider agrees that (a) any and all present and future obligations or liabilities of the Company to a Swap Provider under any Specified Swap Contract, whether fixed or contingent, matured or unmatured, or liquidated or unliquidated, including any net termination amounts payable to the Swap Provider under any such Specified Swap Contract (collectively, the "Specified Swap Obligations"), shall be at all times junior and subordinate to the Obligations, including any claim for interest or expenses accruing after the commencement of an Insolvency Proceeding by or against the Company, and (b) all of the Specified Swap Obligations owing from the Company to each Swap Provider shall have the same priority, and each Swap Provider shall share equally and ratably (based on the relative amounts of the Specified Swap Obligations owing from the Company to each such Swap Provider) in any payment from the Company or in the proceeds of any Collateral after all of the Obligations have been paid or otherwise satisfied in full and the obligations of the Banks to make Loans hereunder have been terminated.

                    8.5.2 Notwithstanding any contrary provision of any Specified Swap Contract, upon the occurrence of any event of default, a "Termination Event" or an "Early Termination Date" under a Specified Swap Contract, the Swap Provider shall have no right to exercise any of its rights or remedies against the Company under the Specified Swap Contract, and the Swap Provider's sole rights and remedies against the Company shall be limited to those of a "Bank" under the Loan Documents, until all of the Collateral has been exhausted. In particular, a Swap Provider shall have no right to commence or prosecute any action against the Company under the Specified Swap Contract, to realize upon any of the Collateral or to set off against any deposit account of the Company with the Swap Provider. Upon the occurrence and during the continuance of any Event of Default, any payment by the Company to a Swap Provider pursuant to a Specified Swap Contract, including any payment on any claim filed by such Swap Provider in any Insolvency Proceeding commenced by or against the Company, shall be considered to be a payment on account of the Obligations that is subject to the provisions of Section 2.13, until all of the Obligations have been paid or otherwise satisfied in full, and shall thereafter be considered to be a payment on account of all of the Specified Swap Obligations, and shall be shared by all of the Swap Providers pursuant to this Section 8.5 in the manner set forth in
    Section 2.13.  Each Swap Provider agrees that the provisions of this
    Section 8.5.2 relating to restrictions on the exercise of remedies shall not apply to Bank of America acting in its capacity as Administrative Agent for the Banks.

                    8.5.3 Upon the occurrence of an Event of Default, including an Event of Default under Section 8.1.13, the proceeds of any Collateral shall first be applied to the Obligations, until all of the Obligations have been paid or otherwise satisfied in full, and then to the Specified Swap Obligations, until all of the Specified Swap Obligations have been paid or otherwise satisfied in full.

                    8.5.4 Each Swap Provider agrees that its issuance of a Specified Swap Contract shall not alter any of its rights, duties or liabilities, or the rights, duties or liabilities of the Administrative Agent or any other Bank, under the Loan Documents, and each Swap Provider agrees that the Administrative Agent's or any Bank's exercise of any of its rights under the Loan Documents, with or without the consent of such Swap Provider, shall not alter, waive or otherwise prejudice the Administrative Agent's or any Bank's rights with respect to such Swap Provider under this Section 8.5.

                    8.5.5 The provisions of this Section 8.5 shall survive the full repayment or satisfaction of the Obligations, and shall continue in force until all of the Specified Swap Obligations owing from the Company to each Swap Provider have been paid or otherwise satisfied in full.

          9.   The Administrative Agent.

               9.1 Appointment and Authorization of the Administrative Agent. Each Bank hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement, each other Loan Document and the Environmental Indemnity, and to exercise such powers and perform such duties, as are expressly delegated to it by the terms of this Agreement, any other Loan Document or the Environmental Indemnity, together with such powers as are reasonably incidental thereto and as further provided in any co-lender agreement among the Administrative Agent and the Banks.

               9.2 The Administrative Agent's Powers. Subject to the limitations set forth in the Loan Documents, the Environmental Indemnity and any co-lender agreement, the Administrative Agent's powers include but are not limited to the power: (a) to administer, manage and service the Loans; (b) to enforce the Loan Documents and/or the Environmental Indemnity; (c) to make all decisions under the Loan Documents or the Environmental Indemnity in connection with the day-to-day administration of the Loans, any inspections required by the Loan Documents or the Environmental Indemnity, and other routine administration and servicing matters; (d) to collect and receive from the Company or any third persons all payments of amounts due under the terms of the Loan Documents and to distribute the amounts thereof to the Banks; (e) to collect and distribute or disburse all other amounts due under the Loan Documents or the Environmental Indemnity; (f) to grant or withhold consents, approvals or waivers, and make any other determinations in connection with the Loan Documents or the Environmental Indemnity; and (g) to exercise all such powers as are incidental to any of the foregoing matters. The Administrative Agent shall furnish to the Banks copies of material documents, including confidential ones, received from the Company regarding the Loans, the Loan Documents, the Environmental Indemnity and the transactions contemplated thereby. The Administrative Agent shall have no responsibility with respect to the authenticity, validity, accuracy or completeness of the information provided.

               9.3 Limitation on the Administrative Agent's Duties. Notwithstanding any contrary provision of any Loan Document or the Environmental Indemnity, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth in the Loan Documents, the Environmental Indemnity or any co-lender agreement, nor shall the Administrative Agent have any fiduciary relationship with any Bank, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement, any other Loan Document, the Environmental Indemnity or any co-lender agreement against the Administrative Agent.

               9.4 Successor Administrative Agent. The Administrative Agent may, and at the request of the Majority Banks shall, resign as Administrative Agent upon thirty (30) days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor administrative agent. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks, a successor administrative agent which would qualify as an Eligible Assignee. Upon its acceptance of the appointment as successor administrative agent hereunder, such successor shall succeed to all of the rights, powers and duties of the retiring Administrative Agent, the term "Administrative Agent" shall mean such successor, and the appointment, powers and duties of such retiring Administrative Agent shall terminate. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Agreement or the Environmental Indemnity regarding payment of costs and expenses and indemnification of the Administrative Agent shall inure to its benefit as to any actions that such retiring Administrative Agent took or omitted to take while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Banks appoint a successor administrative agent in the manner set forth above. Upon replacement of the Administrative Agent as provided in this Agreement, the former Administrative Agent shall promptly deliver to the new Administrative Agent an assignment of all beneficial interest in any Mortgage and any other Collateral Documents (if before acquisition of title to the Collateral encumbered thereby), or a quitclaim deed to and assignment of any such Property (if after acquisition of the Collateral encumbered thereby) and copies of any books, records and documents related to the Loans and the Collateral to which the Banks are entitled and which is then in the former Administrative Agent's possession.

          10.  Miscellaneous.

               10.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Administrative Agent at the written request of the Majority Banks, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided however, that no such amendment or waiver shall do any of the following unless it is in writing and signed by the Administrative Agent at the written request of all the
    Banks:

                    (a)  Increase the Commitment of any Bank;

                    (b) Postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any one of them) hereunder or under any other Loan Document;

                    (c) Reduce the rate of interest or any fees or other amounts payable in connection with the Loan;

                    (d) Change the voting percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Banks, or any of them, to take any action hereunder;

                    (e) Amend this or any provision requiring consent of all Banks for action by the Banks or the Administrative Agent;

                    (f) Discharge the Company or any guarantor, or release any of the Collateral, except as otherwise may be provided in the Loan Documents or except where the consent of only the Majority Banks is expressly required by any Loan Document;

                    (g)  Amend Section 7.10, Section 7.11, Section 7.15,
          Section 7.16, Section 7.17 or Section 8 of the Loan Agreement, or the definitions of the terms "Collateral Value" or "Cash Flow Value" set forth in Section 1.1 of the Loan Agreement.

               10.2 Notices.

                    (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, facsimile transmission) and mailed (by certified mail, postage prepaid, return receipt requested), delivered or telecopied to the address or number specified for notices on the applicable signature page hereof, or to such other address as shall be designated by such party in a written notice to the other parties.

                    (b) All such notices and communications shall, when transmitted by overnight delivery or telecopied by facsimile, be effective when delivered for overnight delivery or transmitted by telecopier, respectively, or if delivered, upon delivery, except that notices pursuant to Article 2 shall not be effective until actually received by the Administrative Agent. All notices and communications telecopied by facsimile will also be mailed by ordinary first class mail, postage prepaid. All such notices and communications delivered by mail shall be effective upon the earlier of (i) two (2) Business Days after deposit in the United States mail, or (ii) actual receipt, as evidenced by the return receipt.

                    (c) The Company acknowledges and agrees that any agreement of the Administrative Agent at Article 2 herein to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice, and the Administrative Agent and the Banks shall not have any liability to the Company or any other Person on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent or the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent or the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent or the Banks to be contained in the telephonic or facsimile notice.

               10.3 No Waiver; Cumulative Remedies. No failure on the part of the Administrative Agent or any Bank in exercising, and no delay in its exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

               10.4 Costs and Expenses. The Company shall, whether or not the transactions contemplated hereby shall be consummated:

                    (a) pay or reimburse the Administrative Agent (or, as to Attorney Costs, pay directly to the attorneys for the Administrative Agent) within fifteen (15) Business Days after demand (subject to subsections 4.1.12 and 4.2.3) for all costs and expenses incurred by them in connection with the development, preparation, delivery, administration (other than normal overhead costs of administering the Loans), execution and syndication of, and any amendment, supplement, waiver or modification to, this Agreement, any other Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by Bank of America (including in its capacity as the Administrative Agent) with respect thereto;

                    (b) pay or reimburse the Administrative Agent (or, as to Attorney Costs, pay directly to the attorneys for the Administrative Agent) within fifteen (15) Business Days after demand (subject to subsections 4.1.12 and 4.2.3) for all costs and expenses incurred in connection with the enforcement, attempted enforcement or preservation of any rights or remedies (including in connection with any workout or restructuring regarding the Loans or any Insolvency Proceeding) under this Agreement, any other Loan Document, and any such other documents, including Attorney Costs incurred by the Administrative Agent; and

                    (c) pay or reimburse Bank of America (including in its capacity as the Administrative Agent) within thirty (30) days after demand (subject to subsections 4.1.12 and 4.2.3) for all appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses incurred or sustained by Bank of America (including in its capacity as the Administrative Agent) in connection with the matters referred to under paragraphs (a) and (b) of this Section.

               10.5 Indemnity. Whether or not the transactions contemplated hereby shall be consummated, the Company shall pay, indemnify, and hold the Agent-Related Persons, and each Bank and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever which may be incurred by or asserted against any such Indemnified Person arising out of relating to the execution, delivery, enforcement, performance or administration of this Agreement or any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising solely from the negligence or willful misconduct of such Indemnified Person. The obligations in this Section 10.5 shall survive payment or satisfaction of all other Obligations. At the election of any Indemnified Person, the Company shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Company. All amounts owing under this Section 10.5 shall be paid within thirty (30) days after demand.

               10.6 Marshaling; Payments Set Aside. Neither the Administrative Agent not the Banks shall be under any obligation to marshal any assets in favor of the Company or any other Person, including any Swap Provider, or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Administrative Agent or the Banks, or the Administrative Agent or the Banks enforce their Liens, and such payment or payments or the proceeds of such enforcement or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement had not occurred.

               10.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank.

               10.8 Assignments, Participations, Confidentiality.

                    10.8.1 Assignments. Each Bank may at any time assign and delegate to one or more Eligible Assignees (each, an "Assignee"), without the consent of the Company, all or a portion of the Loans, the Commitment and the other rights and obligations of such Bank hereunder, under the other Loan Documents and under the Environmental Indemnity; provided, however, that any assignment of a Bank's interest in the Loans, the Commitment and the other rights and obligations of such Bank hereunder and under the other Loan Documents shall be in the minimum amount of Ten Million Dollars ($10,000,000.00) and multiples of One Million Dollars ($1,000,000.00) in excess thereof; and provided further, however, that the Company may continue to deal solely and directly with the assignor Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, substantially in the form of Schedule 1 to the attached Exhibit G, shall have been given to the Company and the Administrative Agent by such Bank and the Assignee, (ii) such Bank and its Assignee shall have delivered to the Administrative Agent and the Company an Assignment and Assumption Agreement substantially in the form of the attached Exhibit G("Assignment and Assumption Agreement") (together with any Note(s) subject to such assignment), and (iii) the Assignee shall have paid to the Administrative Agent a processing fee in the amount of $2,500. In the event that the Company elects to permanently reduce the Maximum Commitment Amount pursuant to Section 2.5, the minimum required hold amounts and the minimum amount of any assignment of a Bank's interest in the Loans, the Commitment and the other rights and obligations of such Bank hereunder and under the other Loan Documents shall be reduced pro rata.

                    10.8.2 Effect of Assignment. From and after the date on which the Administrative Agent notifies the assigning Bank that all conditions and requirements of the assignment have been met, then to the extent that rights and obligations hereunder have been assigned (a) the Assignee thereunder shall be a party hereto and shall have the rights and obligations of a Bank under the Loan Documents, the Environmental Indemnity and any co-lender agreement among the Administrative Agent and the Banks, (b) the assigning Bank shall relinquish such assigned rights and be released from such assigned obligations under the Loan Documents,
    (c) this Agreement shall be deemed to be amended to the extent necessary to reflect the addition of the Assignee and the resulting adjustment of the Pro Rata Shares of the Loans arising therefrom, and (d) the Pro Rata Share allocated to an Assignee shall reduce the Pro Rata Share of the assigning Bank.

                    10.8.3 Participations. Subject to the limitations set forth in Section 10.8.1, which apply equally to participations and assignments, any Bank (the "originating Bank") may at any time sell to one or more Persons that are not Affiliates of the Company (each, a "Participant") participating interests in any Loans, the Commitment and the other interests of such originating Bank hereunder and under the other Loan Documents; provided, however, that (a) the originating Bank's obligations under this Agreement shall remain unchanged, (b) the originating Bank shall remain solely responsible for the performance of such obligations, (c) the Company and the Administrative Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, (d) the Participant shall, together with the originating Bank, be entitled to the non-exclusive protections of Sections 3.1 and 3.3 as though it were also the originating Bank hereunder, and (e) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment, consent or waiver with respect to any Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks. A Participant shall not have any rights under the Loan Documents or any co-lender agreement, and all amounts payable by the Company hereunder shall be determined as if the originating Bank had not sold such participation.

                    10.8.4 Pledge to Federal Reserve Bank. Notwithstanding any other provision, a Bank may pledge its interest in the Commitment, in the Loans and under the Loan Documents in favor of any Federal Reserve Bank in accordance with Federal law.

                    10.8.5 Confidentiality. Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Company or any Subsidiary of the Company in connection with this Agreement or any other Loan Document, and the Banks and any of its Affiliates shall not use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement, except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by such Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company (provided that such source is not bound by a confidentiality agreement with the Company known to such Bank); provided, however, that such Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to such Bank's independent auditors and other professional advisors; and (E) to any Affiliate of such Bank (including, in the case of Bank of America, the Lead Arranger). Notwithstanding the foregoing, the Company authorizes each Bank to disclose to any Participant or Assignee (each, a "Transferee"), and to any prospective Transferee, such financial and other information in such Bank's possession concerning the Company or its Subsidiaries which has been delivered to such Bank pursuant to this Agreement or which has been delivered to such Bank by the Company in connection with the Bank's credit evaluation of the Company prior to entering into this Agreement; provided that, unless otherwise agreed by the Company, such Transferee agrees in writing with such Bank to keep such information confidential to the same extent required of such Bank hereunder.

               10.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

               10.10 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

               10.11 No Third Parties Benefitted. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Administrative Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person (other than an Indemnified Person under Section 10.5) shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. The Administrative Agent shall have no obligation to any Person not a party to this Agreement or the other Loan Documents.

               10.12 Time. Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

               10.13 Governing Law. This Agreement and the Revolving Notes shall be governed by, and construed in accordance with, the laws of the State of California (without regard to conflicts of law rules); provided that the Administrative Agent and the Banks shall retain all rights arising under federal law.

               10.14     Arbitration; Reference.

                    (a) Mandatory Arbitration. Any controversy or claim between or among the parties, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                    (b) Real Property Collateral. Notwithstanding the provisions of subparagraph 10.14(a), no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to the Banks which is secured by real property collateral. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in subparagraph 10.14(c).

                    (c) Judicial Reference. At the request of any party, a controversy or claim which is not submitted to arbitration as provided and limited in subparagraphs 10.14(a) and 10.14(b) shall be determined by a reference in accordance with California Code of Civil Procedure Section 638 et seq. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

                    (d)  Provisional Remedies, Self-Help and Foreclosure.
          No provision of this Section 10.14 shall limit the right of any party to this Agreement to exercise self-help remedies such as set-off, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of a power of sale under the deed of trust or mortgage or by judicial foreclosure.

               10.15 Notice of Claims; Claims Bar. THE COMPANY HEREBY AGREES THAT IT SHALL GIVE PROMPT WRITTEN NOTICE OF ANY CLAIM OR CAUSE OF ACTION IT BELIEVES IT HAS, OR MAY SEEK TO ASSERT OR ALLEGE, AGAINST THE BANK, WHETHER SUCH CLAIM IS BASED IN LAW OR EQUITY, ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR TO THE LOANS (OR THE COLLATERAL THEREFOR), OR ANY ACT OR OMISSION TO ACT BY THE ADMINISTRATIVE AGENT OR ANY BANK WITH RESPECT HERETO OR THERETO, AND THAT IF IT SHALL FAIL TO GIVE SUCH PROMPT NOTICE TO THE ADMINISTRATIVE AGENT OR SUCH BANK WITH REGARD TO ANY SUCH CLAIM OR CAUSE OF ACTION, IT SHALL BE DEEMED TO HAVE WAIVED, AND SHALL BE FOREVER BARRED FROM BRINGING OR ASSERTING, SUCH CLAIM OR CAUSE OF ACTION IN ANY SUIT, ACTION OR PROCEEDING IN ANY COURT OR BEFORE ANY GOVERNMENTAL AGENCY.

               10.16 Entire Agreement. This Agreement, together with the other Loan Documents and the Environmental Indemnity, embodies the entire Agreement and understanding among the Company, on the one hand, and the Administrative Agent and the Banks, on the other, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or any of the Banks.

               10.17 Interpretation. This Agreement is the result of negotiations between, and has been reviewed by counsel to, the Company and the Administrative Agent, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Administrative Agent or the Banks merely because of their involvement in the preparation of such documents and agreements.

               10.18 Existing Approved Parcels. The Administrative Agent and each Bank acknowledges that, as of the date of this Agreement, each of the Parcels identified on Exhibit F is an Approved Parcel having the Appraised Value set forth therein.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

    "Company"

    BEDFORD PROPERTY INVESTORS, INC.,
    a Maryland corporation


    By /s/Hanh Kihara

       Hanh Kihara, Chief Financial Officer
               [Printed Name and Title]


    Notice Address:

    270 Lafayette Circle
    Lafayette, California 94549
    Attention:  General Counsel
    Telephone No.:  (925) 283-8910
    Telecopier No.:  (925) 283-5697

    "Administrative Agent"

    BANK OF AMERICA NATIONAL TRUST
    AND SAVINGS ASSOCIATION, as Administrative Agent


    By /s/Laurence C. Hughes

       Laurence C. Hughes, Vice President
               [Printed Name and Title]

    Notice Address:

    600 Montgomery Street, 37th Floor
    San Francisco, California 94111
    Attention:  Laurence Hughes
    Telephone No.:  (415) 913-3554
    Telecopier No.:  (415) 913-3445

    "Banks"

    BANK OF AMERICA NATIONAL TRUST
    AND SAVINGS ASSOCIATION


    By /s/Laurence C. Hughes

       Laurence C. Hughes, Vice President
               [Printed Name and Title]

    Commitment:  $30,000,000

    Lending Office/Notice Address:

    600 Montgomery Street, 37th Floor
    San Francisco, California 94111
    Attention:  Laurence Hughes
    Telephone No.:  (415) 913-3554
    Telecopier No.:  (415) 913-3445

                             EXHIBIT A

                       [Form of Borrowing Notice]

                                 (Date)

    Bank of America National Trust and Savings
       Association, as Administrative Agent
    50 California Street, 11th Floor
    San Francisco, California 94111
    Attention:  Rebecca Koch

               Re: $30,000,000 Secured Revolving Loan to Bedford Property Investors, Inc.; Loan No. ____________________;
                    Borrowing Notice No. _________________________

    Ladies and Gentlemen:

               Bedford Property Investors, Inc. (the "Company") hereby requests a Borrowing on the terms set forth below pursuant to Sections 2.1 and 2.3 of that certain Credit Agreement (Secured Loan) dated as of February 26, 1999, among the Company, the Banks party thereto and Bank of America National Trust and Savings Association, as Administrative Agent for the Banks (the "Agreement"). Capitalized terms used herein and not defined herein shall have the meanings given to them in the Agreement.

               1. The amount of the Borrowing is U.S.$ __________ (minimum principal amount of $250,000 for Reference Rate Borrowings and $1,000,000 for LIBOR Rate Borrowings).

               2.   The borrowing date will be ____________, 19__.

               3.   The Borrowing will be a Reference Rate/LIBOR Rate Loan.

               4. If the Borrowing is to consist of LIBOR Rate Loans, the Interest Period will be _____ [days] [year], and will begin on _______________, 19__, and will end on _______________, 19__.

               The Company hereby represents and warrants to the Administrative Agent and the Banks that (i) the representations and warranties made by the Company contained in Article 5 of the Agreement are true and correct on and as of the borrowing date with the same effect as if made on and as of such borrowing date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date); (ii) no Default or Event of Default has occurred and remains uncured and no Default or Event of Default shall result from the making of the requested Loan; and (iii) with respect to the requested Loan, all of the conditions of Section 4.3 of the Agreement have been satisfied (and will be satisfied on the date such Loan is made).

    BEDFORD PROPERTY INVESTORS, INC.,
    a Maryland corporation,


    By ____________________________
          Designated Representative

                             EXHIBIT B

                [Form of Conversion/Continuation Notice]

                                 (Date)

    Bank of America National Trust and Savings
       Association, as Administrative Agent
    50 California Street, 11th Floor
    San Francisco, California 94111
    Attention:  Rebecca Koch

          Re: $30,000,000 Revolving Loan to Bedford Property Investors, Inc.; Loan No. ____________________; Conversion/Continuation Notice No. ___________

    Ladies and Gentlemen:

               Pursuant to Section 2.4 of that certain Credit Agreement (Secured Loan) dated as of February 26, 1999, among Bedford Property Investors, Inc., a Maryland corporation (the "Company"), the Banks party thereto and Bank of America National Trust and Savings Association, as Administrative Agent for the Banks (the "Agreement"), the Company hereby elects to [convert the [Reference Rate Loan/expiring LIBOR Rate Loan] described below into [a LIBOR Rate Loan/a Reference Rate Loan] having the terms described below] [continue the expiring LIBOR Rate Loan described below as a LIBOR Rate Loan having the terms described below].
    Capitalized terms used herein and not defined herein shall have the meanings given to them in the Agreement.

               1.   The [conversion/continuation] date is _______________,
    19__.

               2. The aggregate amount of Loans to be [converted to [LIBOR Rate Loans] [Reference Rate Loans]/continued as LIBOR Rate Loans] is U.S.$ _______________.

             3. The Company requests [conversion of U.S.$ _______________ of [Reference Rate Loans] [LIBOR Rate Loans] to [a LIBOR Rate Loan having an Interest Period of _____ [days] [year], beginning on _______________, 19__, and ending on _______________, 19__] [a Reference Rate Loan]] [continuation of U.S.$ _______________ of LIBOR Rate Loans as a LIBOR Rate Loan having an Interest Period of _____ [days] [year], beginning on _______________, 19__, and ending on _______________, 19__.]

    BEDFORD PROPERTY INVESTORS, INC.,
    a Maryland corporation,


    By ____________________________
          Designated Representative

                             EXHIBIT C

                        [Form of Revolving Note]

                             REVOLVING NOTE

    $_____________                        San Francisco, California
                                                    _________, 199_

               FOR VALUE RECEIVED, BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation (the "Company"), promises to pay to the order of __________________________________________________________ (the "Bank"),
    at the offices of Bank of America National Trust and Savings Association, Administrative Agent for the Bank, at 50 California Street, 11th Floor (Real Estate Structured Debt Group), San Francisco, California 94111, or at such other place as the Bank may designate from time to time, the sum of ___________________________ ________________________________
    ($_____________), or the aggregate unpaid principal amount outstanding hereunder, whichever may be the lesser, in immediately available funds and lawful money of the United States of America.

               Interest shall accrue on amounts outstanding hereunder in accordance with that certain Credit Agreement (Secured Loan) dated as of February 26, 1999 (the "Agreement") among the Company, the Banks party thereto and Bank of America National Trust and Savings Association, as Administrative Agent for the Banks. (Capitalized term used in this Revolving Note and not defined herein shall have the meanings given to them in the Agreement.) Pursuant thereto, interest shall accrue on amounts outstanding hereunder from time to time: (a) at a fluctuating per annum rate equal to the Reference Rate; or (b) at the Company's option, subject to the terms of the Agreement, at a per annum rate equal to the LIBOR Rate plus the Applicable Margin. A change in the interest rate for Reference Rate Loans shall take effect on the day specified in the public announcement of the change in the Reference Rate. Interest shall be computed on the basis of a 360-day year and actual days elapsed. Interest shall become due and payable in accordance with the terms of the Agreement.

               Subject to the provisions of Section 2.7 of the Agreement, all unpaid principal and interest outstanding hereunder shall be due and payable on September 1, 1999; provided that prepayments of principal shall be made as provided in the Agreement.

               This Revolving Note is one of the Revolving Notes referred to in the Agreement, and is issued in conjunction with, and is entitled to all of the rights, benefits and privileges provided in, the Agreement, as now existing or as the same may from time to time be supplemented, modified or amended. The Agreement, among other things, provides that amounts outstanding hereunder from time to time may be repaid pursuant to the Agreement and reborrowed from time to time pursuant to the Agreement, and contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

               The Bank may endorse on the schedule annexed to this Revolving Note the date, amount and maturity of each Loan that it makes pursuant to the Agreement, the purpose of the Loan, the amount of each payment of principal that the Company makes with respect thereto and the source of the funds from which each principal payment is made. The Company irrevocably authorizes the Bank to endorse this Revolving Note, and the Bank's record shall be conclusive absent manifest error; provided, however, that the Bank's failure to make, or its error in making, a notation on the attached schedule with respect to any Loan shall not limit or otherwise affect the Company's obligations to the Bank hereunder or under the Agreement.

               Except as otherwise expressly provided in any Collateral Document, this Revolving Note is secured by (1) each of the Mortgages executed from time to time pursuant to the Agreement and covering an Approved Parcel and (2) each of the Assignments of Leases and other Collateral Documents executed from time to time pursuant to the Agreement.

               The Company waives presentment, demand, protest, notice of protest, notice of nonpayment or dishonor and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Note. Time is of the essence hereof.

               This Revolving Note has been executed by the undersigned in the State of California, and shall be governed by, and construed in accordance with, the laws of the State of California.

    BEDFORD PROPERTY INVESTORS, INC.,
    a Maryland corporation


    By ____________________________

       ____________________________
             [Printed Name and Title]

                             EXHIBIT D

                   [Form of Property Use Certificate]

                        PROPERTY USE CERTIFICATE


    To: Bank of America National Trust and Savings Association, as Administrative Agent (the "Administrative Agent")


               Pursuant to Section 4.1.6(8) of that certain Credit Agreement (Secured Loan) (the "Agreement") dated as of February 26, 1999, between Bedford Property Investors, Inc., a Maryland corporation (the "Company"), the Banks that are parties thereto, and the Administrative Agent, the Company hereby represents, warrants and certifies to the Administrative Agent and the Banks that the improvements located on the Parcel commonly known as ________________________________________ [property address]
    contain the following amounts of net rentable area devoted to, or available for, the following uses:

    Office:         _________  square feet of net rentable area

    Retail:         _________  square feet of net rentable area

    Flexible
    Industrial:          _________  square feet of net rentable area

    Industrial
    or Warehouse
    (other than
    Flexible
    Industrial):         _________  square feet of net rentable area

    Research and
    Development:    _________  square feet of net rentable area
                               (not including office space)

          Total:         _________  square feet of net rentable area

  Capitalized terms used in this Certificate and not defined herein have the meanings given to them in the Agreement.

    Dated: ____________________

    BEDFORD PROPERTY INVESTORS, INC.,
    a Maryland corporation


    By ____________________________

          ____________________________
             [Printed Name and Title]

                             EXHIBIT E

                      [Form of Opinion of Counsel]




                         _______________, 1999



    The Banks Party to the Credit
    Agreements Described Below

    Bank of America National Trust and
     Savings Association, as Administrative Agent
    600 Montgomery Street, 37th Floor
    San Francisco, California  94111
    Attention: Laurence Hughes

               Re: $30,000,000 Secured Revolving Line of Credit (the "Credit Line") from the several financial institutions from time to time party to the Credit Agreement (as defined below) (collectively, the "Banks") to Bedford Property Investors, Inc., a Maryland corporation (the "Company")

    Gentlemen:

               We have acted as counsel to the Company in connection with the negotiation and execution of the documents evidencing the Credit Line, and we are delivering this opinion to you at the Company's request. In connection with our representation of the Company, we have examined all of the following documents (collectively, the "Loan Documents"):

               1. Credit Agreement (Secured Loan) dated as of February 26, 1999, among the Company, the Banks, and Bank of America National Trust and Savings Association, as administrative agent for the Banks (in such capacity, the "Administrative Agent") (the "Credit Agreement");

               2. Revolving Note dated February 26, 1999, made by the Company and payable to the order of Bank of America National Trust and Savings Association ("Bank of America") in the maximum principal amount of $30,000,000.00;

               3. Deed of Trust With Assignment of Rents, Assignment of Non-Disturbance Agreements, Security Agreement and Fixture Filing dated as of February 26, 1999, executed by the Company for the benefit of the Administrative Agent encumbering certain real property located in King County, Washington;

               4. Assignment of Leases dated as of February 26, 1999, executed by the Company, as assignor, for the benefit of the Administrative Agent, as assignee, assigning the leases relating to certain real property located in King County, Washington;

               5. Unsecured Indemnity Agreement dated as of February 26, 1999, made by the Company for the benefit of the Administrative Agent and the Banks;

               6. Secretary's Certificate executed by the Company's secretary.

               The documents referred to in numbered paragraphs 1 through 4, above are hereinafter collectively referred to as the "Credit Documents."

               We have also reviewed such other documents, certificates and instruments as we deemed relevant, appropriate or necessary in rendering the opinions contained herein. In rendering the opinions set forth below, we have assumed the truth of the facts stated in the foregoing documents, the genuineness of the signatures thereon and the completeness thereof.

               Based upon the foregoing, but subject to the limitations and qualifications expressed below, we are of the opinion that:

               1. The Company is a corporation duly organized, existing and in good standing under the laws of the State of Maryland, and is duly qualified to do business in the State of California. The Company has the full right, power and authority to execute, deliver and perform its obligations under the Credit Documents and all other documents and agreements it may execute concurrently with the Credit Documents.

               2. The Company's execution, delivery and performance of the Credit Documents (i) have been duly authorized by all necessary corporate action, (ii) do not conflict with any term or provision of the Company's articles of incorporation or bylaws, and (iii) do not require the consent or approval of any governmental authority or any other person or entity to the extent such consent or approval is required by any provision of the Company's articles of incorporation or bylaws.

               3. The Credit Documents constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

               The opinions expressed herein are subject to the effect of bankruptcy, insolvency and other similar laws affecting the rights of creditors generally, and general principles of equity.

                                   Very truly yours,

                             EXHIBIT F

                            Approved Parcels

                          Washington Property

          1. Adobe: Ground subleased real property located in King County, Washington consisting of approximately 7.18 acres improved with two office buildings containing approximately 297,228 square feet of net rentable area. Appraised Value is $47,700,000.

                             EXHIBIT G

                  ASSIGNMENT AND ASSUMPTION AGREEMENT


               This ASSIGNMENT AND ASSUMPTION AGREEMENT (this ("Assignment and Assumption") dated as of _______________, 199___ is made between (the "Assignor") and ____________________________ (the "Assignee").


                                RECITALS

               WHEREAS, the Assignor is party to that certain Credit Agreement (Secured Loan) dated as of February 26, 1999 (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement"), among Bedford Property Investors, Inc., a Maryland corporation (the "Company"), the several financial institutions from time to time party thereto (including the Assignor, the "Banks"), and Bank of America National Trust and Savings Association, as administrative agent for the Banks, (the "Administrative Agent"). Any capitalized terms defined in the Credit Agreement and not defined in this Assignment and Assumption are used herein as defined in the Credit Agreement;

               [WHEREAS, the Assignor is also a party to that certain Co-Lender Agreement dated as of _______________ (as amended, amended and restated, modified, supplemented or renewed, the "Co-Lender Agreement"), between the Banks and the Administrative Agent;]

               WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "Committed Loans") to the Company in an aggregate amount not to exceed $___________ (the "Commitment");

               WHEREAS, [the Assignor has made Committed Loans in the aggregate principal amount of $_____________ to the Company] [no Committed Loans are outstanding under the Credit Agreement]; and

               WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, in an amount equal to $____________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

               NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

          1.   Assignment and Assumption.

               1.1 Subject to the terms and conditions of this Assignment and Assumption, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Assumption) ___% (the "Assignee's Percentage Share") of (A) the Commitment of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement, the Loan Documents and the Co-Lender Agreement.

               1.2 With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement [and the Co-Lender Agreement] and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement [and the Co-Lender Agreement], including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which it is required to perform as a Bank under the Credit Agreement [or the Co-Lender Agreement]. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement [and the Co-Lender Agreement] to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under
    Section 10.5 of the Credit Agreement [or Section 9.4 of the Co-Lender Agreement] to the extent such rights relate to the time prior to the Effective Date.

               1.3 After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

               1.4 After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

          2.   Payments.

               (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $ __________, representing the Assignee's Pro Rata Share of the Principal amount of all Committed Loans.

               (b) The [Assignor] [Assignee] further agrees to pay to the Administrative Agent a processing fee in the amount specified in Section
    10.8.1 of the Credit Agreement.

               (c) Notwithstanding anything to the contrary contained in Sections 2.8, 2.9 or 2.13 of the Credit Agreement, for purposes of this Assignment and Assumption, (i) the Assignee shall be entitled to $_____________ as its Pro Rata Share of the one-time commitment fee paid by the Company pursuant to Section 2.9 of the Credit Agreement, and (ii) the Administrative Agent shall remit interest payments on Committed Loans outstanding to the Company with respect to the Assignee's Commitment on the basis of an interest rate whose Applicable Margin (as defined in the Credit Agreement) shall be defined as follows:

                    (i) with respect to Reference Rate Loans, ____ basis points; and

                    (ii) with respect to LIBOR Rate Loans, ____ basis points.

               The Administrative Agent shall retain all additional amounts paid by the Company as a commitment fee or as interest on the Committed Loans outstanding to the Company with respect to the Assignee's Commitment.

          3.   Reallocation of Payments.

               Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment shall be for the account of the Assignor. Subject to the provisions of Section 2(c) hereof, any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

          4.   Independent Credit Decision.

               The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in
    Section 6.1 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Assumption;
    (b) acknowledges its familiarity with, and approves of, each of the Approved Parcels (as defined in the Credit Agreement); and (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement [or the Co-Lender Agreement].

          5.   Effective Date; Notices.

               (a) As between the Assignor and the Assignee, the effective date for this Assignment and Assumption shall be __________, 199_ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                    (i) this Assignment and Assumption shall be executed and delivered by the Assignor and the Assignee;

                    (ii) the consent of the Company and the Administrative Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 10.8.1 of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                    (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

                    (iv)  the Assignee shall have complied with Section
    10.8.1 of the Credit Agreement (if applicable);

                    (v) the processing fee referred to in Section 2(b) hereof and in Section 10.8.1 of the Credit Agreement shall have been paid to the Administrative Agent; and

                    (vi) the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Credit Agreement.

               (b) Promptly following the execution of this Assignment and Assumption, the Assignor shall deliver to the Company and the Administrative Agent for acknowledgment by the Administrative Agent, a Notice of Assignment substantially in the form attached hereto as
    Schedule 1.

          6.   Administrative Agent.

               (a) The Assignee hereby appoints and authorizes the Assignor to take such action as administrative agent on its behalf and to exercise such powers under the Credit Agreement [and the Co-Lender Agreement] as are delegated to the Administrative Agent by the Banks pursuant to the terms of the Credit Agreement [or the Co-Lender Agreement].

               (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Administrative Agent under the Credit Agreement.

          7.   Withholding Tax.

               The Assignee (a) represents and warrants to the Banks, the Administrative Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Banks with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any state thereof) to the Administrative Agent and the Company prior to the time that the Administrative Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax an all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

          8.   Representations and Warranties.

               (a)  The Assignor represents and warrants to the Assignee that
    (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Assumption and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Assumption and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Assumption, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Assumption has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

               (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

               (c)  The Assignee represents and warrants to the Assignor that
    (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Assumption and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Assumption, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Assumption; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Assumption has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

          9.   Further Assurances.

               The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and to take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Assumption, including the delivery of any notices or other documents or instruments to the Company or the Administrative Agent, which may be required in connection with the assignment and assumption contemplated hereby.

          10.  Miscellaneous.

               (a) Any amendment or waiver of any provision of this Assignment and Assumption shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Assumption shall be without prejudice to any rights with respect to any other or further breach thereof.

               (b) All payments made hereunder shall be made without any set-off or counterclaim.

               (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Assumption.

               (d) This Assignment and Assumption may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

               (e) THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in California over any suit, action or proceeding arising out of or relating to this Assignment and Assumption and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California State or Federal court. Each party to this Assignment and Assumption hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

               (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ASSUMPTION, THE CREDIT AGREEMENT, THE CO-LENDER AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER ORAL OR WRITTEN).

             IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Assumption to be executed and delivered by their duly authorized officers as of the date first above written.

                           [ASSIGNOR]


    By:   _______________________________________

    Title:     _______________________________________


    By:   _______________________________________

    Title:     _______________________________________

    Address:


                           [ASSIGNEE]

    By:   _______________________________________

    Title:     _______________________________________


    By:   _______________________________________

    Title:     _______________________________________

    Address:

                                                     SCHEDULE 1
                                                       TO EXHIBIT H

              NOTICE OF ASSIGNMENT AND ASSUMPTION

                                           __________, 199_



    Bank of America National Trust
     and Savings Association, as Administrative Agent
    600 Montgomery Street, 37th Floor
    San Francisco, California 94111
    Attention: Laurence Hughes

    Bedford Property Investors, Inc.
    270 Lafayette Circle
    Lafayette, California 94549
    Attention: _______________

    Gentlemen:

          We refer to the Credit Agreement (Secured Loan) dated as of February 26, 1999 (as amended, amended and restated, modified, supplemented or renewed from time to time the "Credit Agreement" among Bedford Property Investors, Inc., a Maryland corporation (the "Company"), the Banks referred to therein and Bank of America National Trust and Savings Association, as administrative agent for the Banks (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

               1. We hereby give you notice of, and request your consent to, the assignment by _______________________ (the "Assignor") to _____________ (the "Assignee") of ___% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor and all outstanding Loans made by the Assignor) pursuant to the Assignment and Assumption Agreement attached hereto (the "Assignment and Assumption"). Before giving effect to such assignment the Assignor's Commitment is $__________ [.] [and the aggregate amount of its outstanding Loans is $ __________.]

               2. The Assignee agrees that, upon receiving the consent of the Administrative Agent and, if applicable, the Company to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

               3.   The following administrative details apply to the
    Assignee:

          (A)  Notice Address:

    Assignee name:  ___________________________
    Address:   ___________________________
               ___________________________
               ___________________________
    Attention: ___________________________
    Telephone: ___________________________
    Telecopier:     ___________________________

          (B)  Assignee's Payment Instructions to the Administrative Agent:

    Account Number: ___________________________
              At:   ___________________________
               ___________________________
               ___________________________
    Reference: ___________________________
    Attention: ___________________________

               4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and the Assignee contained in the Assignment and Assumption.

               IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Assumption to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

    Very truly yours,

    [NAME OF ASSIGNOR]


    By _______________________________________

          _______________________________________
                    [Printed Name and Title]


    By _______________________________________

          _______________________________________
                    [Printed Name and Title]

  [NAME OF ASSIGNEE]


    By _______________________________________

          _______________________________________
                    [Printed Name and Title]


    By _______________________________________

          _______________________________________
                    [Printed Name and Title]




    ACKNOWLEDGED AND ASSIGNMENT
    CONSENTED TO:

    BEDFORD PROPERTY INVESTORS, INC.,
    a Maryland corporation


    By ____________________________

         ____________________________
          [Printed Name and Title]


    BANK OF AMERICA NATIONAL TRUST AND
    SAVINGS ASSOCIATION, as Administrative Agent


    By _______________________________

          _______________________________
                    [Printed Name and Title]

                        Schedule 5.5

                           Litigation

    None, outside of ordinary litigation related to the collection of delinquent rent.

                       Schedule 5.11

              Material Indebtedness Not Disclosed
          on 12/31/97 or 9/30/98 Financial Statements

                             None.

                       Schedule 5.12

                   Environmental Disclosures

                             None.

                       Schedule 5.16

                   (a)  List of Subsidiaries

          ICMPI (Scottsdale), Inc., a Delaware corporation
          ICMPI (Irvine), Inc., a Delaware corporation
          ICMPI (Concord Diablo 3), Inc., a Delaware corporation ICMPI (Concord Diablo 8), Inc., a Delaware corporation ICMPI (Concord Mason 18), Inc., a Delaware corporation ICMPI (Overland Park), Inc., a Delaware corporation ICMPI (Lenexa), Inc., a Delaware corporation
          ICMPI (Jackson), Inc., a Delaware corporation
          ICMPI (San Antonio), Inc., a Delaware corporation

                  (b)  Permitted Partnerships

          Bedford Realty Partners, L.P., a California limited partnership

                 (c)  Other Equity Investments

          ICMPI (Scottsdale), Inc., a Delaware corporation
          ICMPI (Irvine), Inc., a Delaware corporation
          ICMPI (Concord Diablo 3), Inc., a Delaware corporation ICMPI (Concord Diablo 8), Inc., a Delaware corporation ICMPI (Concord Mason 18), Inc., a Delaware corporation ICMPI (Overland Park), Inc., a Delaware corporation ICMPI (Lenexa), Inc., a Delaware corporation
          ICMPI (Jackson), Inc., a Delaware corporation
          ICMPI (San Antonio), Inc., a Delaware corporation

                      CREDIT AGREEMENT
                         (Secured Loan)

                             Among


               BEDFORD PROPERTY INVESTORS, INC.,


                    THE BANKS PARTY HERETO,

                              and

    BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent for the Banks






             NATIONSBANC MONTGOMERY SECURITIES LLC
                         Lead Arranger







                 Dated as of February 26, 1999

                         TABLE OF CONTENTS
                                                               Page

    1.    Definitions. . . . . . . . . . . . . . . . . . . . . . .1

          1.1   Defined Terms. . . . . . . . . . . . . . . . . . .1
          1.2   Other Interpretive Provisions. . . . . . . . . . 22

                1.2.1  Use of Defined Terms. . . . . . . . . . . 22
                1.2.2  Certain Common Terms. . . . . . . . . . . 22
                1.2.3  Accounting Principles . . . . . . . . . . 23

    2.    The Credit . . . . . . . . . . . . . . . . . . . . . . 23

          2.1   Amount and Terms of Commitment . . . . . . . . . 23
          2.2   Loan Accounts. . . . . . . . . . . . . . . . . . 24
          2.3   Procedure for Obtaining Credit . . . . . . . . . 24
          2.4   Conversion and Continuation Elections. . . . . . 25
          2.5   Voluntary Termination or Reduction of Commitment 26
          2.6   Principal Payments . . . . . . . . . . . . . . . 27

                2.6.1  Optional Repayments . . . . . . . . . . . 27
                2.6.2  Mandatory Repayments. . . . . . . . . . . 27
                2.6.3  Repayment at Maturity . . . . . . . . . . 28

          2.7   Extension of Maturity Date . . . . . . . . . . . 28
          2.8   Interest . . . . . . . . . . . . . . . . . . . . 29

                2.8.1  Accrual Rate. . . . . . . . . . . . . . . 29
                2.8.2  Payment . . . . . . . . . . . . . . . . . 29
                2.8.3  Default Interest. . . . . . . . . . . . . 29
                2.8.4  Maximum Legal Rate. . . . . . . . . . . . 30

          2.9   Fees . . . . . . . . . . . . . . . . . . . . . . 30
          2.10  Computation of Fees and Interest . . . . . . . . 30
          2.11  Payments by the Company. . . . . . . . . . . . . 31
          2.12  Payments by the Banks to the Administrative Agent31
          2.13  Sharing of Payments, Etc . . . . . . . . . . . . 32
          2.14  Security; Appraisal of Approved Parcels. . . . . 33
          2.15  Release of Lien on Approved Parcel . . . . . . . 33

                2.15.1   Release Conditions. . . . . . . . . . . 33
                2.15.2   Application of Release Price. . . . . . 34

          2.16  Collateral Documents . . . . . . . . . . . . . . 34
    3.    Taxes, Yield Protection and Illegality . . . . . . . . 34

          3.1   Taxes. . . . . . . . . . . . . . . . . . . . . . 34
          3.2   Illegality . . . . . . . . . . . . . . . . . . . 34
          3.3   Increased Costs and Reduction of Return. . . . . 35
          3.4   Funding Losses . . . . . . . . . . . . . . . . . 36
          3.5   Inability to Determine Rates . . . . . . . . . . 37
          3.6   Certificate of Bank. . . . . . . . . . . . . . . 37
          3.7   Survival . . . . . . . . . . . . . . . . . . . . 37

    4.    Conditions Precedent . . . . . . . . . . . . . . . . . 38

          4.1   Conditions to Approving Parcels. . . . . . . . . 38

                4.1.1   Fee Ownership. . . . . . . . . . . . . . 38
                4.1.2   Satisfactory Parcel. . . . . . . . . . . 38
                4.1.3   No Hazardous Materials . . . . . . . . . 38
                4.1.4   Appraised Value. . . . . . . . . . . . . 38
                4.1.5   No Liens . . . . . . . . . . . . . . . . 38
                4.1.6   Deliveries to the Administrative Agent . 38
                4.1.7   Recording of the Mortgage. . . . . . . . 40
                4.1.8   Title Insurance. . . . . . . . . . . . . 40
                4.1.9   Filing of Financing Statements . . . . . 41
                4.1.10   Perfection of Liens . . . . . . . . . . 41
                4.1.11   Tax Reporting Service . . . . . . . . . 41
                4.1.12   Costs . . . . . . . . . . . . . . . . . 41
                4.1.13   Expenses. . . . . . . . . . . . . . . . 41

          4.2   Conditions of Initial Loan . . . . . . . . . . . 41

                4.2.1   Deliveries to the Administrative Agent . 41
                4.2.2   Initial Approved Parcel. . . . . . . . . 42
                4.2.3   Payment of Expenses. . . . . . . . . . . 43
                4.2.4   Payment of Fees. . . . . . . . . . . . . 43

          4.3   Conditions to All Borrowings . . . . . . . . . . 43

                4.3.1   Initial Approved Parcel. . . . . . . . . 43
                4.3.2   Notice of Borrowing. . . . . . . . . . . 43
                4.3.3   Continuation of Representations and Warranties43
                4.3.4   No Existing Default. . . . . . . . . . . 43
                4.3.5   No Future Advance Notice . . . . . . . . 43
                4.3.6   Further Assurances . . . . . . . . . . . 43
                4.3.7   Title Insurance. . . . . . . . . . . . . 44

    5.    Representations and Warranties . . . . . . . . . . . . 44

          5.1   Existence and Power. . . . . . . . . . . . . . . 44
          5.2   Corporate Authorization; No Contravention. . . . 44
          5.3   Governmental Authorization . . . . . . . . . . . 45
          5.4   Binding Effect . . . . . . . . . . . . . . . . . 45
          5.5   Litigation . . . . . . . . . . . . . . . . . . . 45
          5.6   No Default . . . . . . . . . . . . . . . . . . . 45
          5.7   ERISA Compliance . . . . . . . . . . . . . . . . 46
          5.8   Use of Proceeds; Margin Regulations. . . . . . . 46
          5.9   Title to Properties. . . . . . . . . . . . . . . 46
          5.10  Taxes. . . . . . . . . . . . . . . . . . . . . . 46
          5.11  Financial Condition. . . . . . . . . . . . . . . 47
          5.12  Environmental Matters. . . . . . . . . . . . . . 47
          5.13  Regulated Entities . . . . . . . . . . . . . . . 48
          5.14  No Burdensome Restrictions . . . . . . . . . . . 48
          5.15  Solvency . . . . . . . . . . . . . . . . . . . . 49
          5.16  Subsidiaries . . . . . . . . . . . . . . . . . . 49
          5.17  Brokers; Transaction Fees. . . . . . . . . . . . 49
          5.18  Insurance. . . . . . . . . . . . . . . . . . . . 49
          5.19  Full Disclosure. . . . . . . . . . . . . . . . . 49
          5.20  Year 2000 Compliance . . . . . . . . . . . . . . 49

    6.    Affirmative Covenants. . . . . . . . . . . . . . . . . 50

          6.1   Financial Statements . . . . . . . . . . . . . . 50
          6.2   Certificates; Other Information. . . . . . . . . 51
          6.3   Notices. . . . . . . . . . . . . . . . . . . . . 52
          6.4   Preservation of Corporate Existence, Etc . . . . 53
          6.5   Maintenance of Property. . . . . . . . . . . . . 54
          6.6   Insurance. . . . . . . . . . . . . . . . . . . . 54
          6.7   Payment of Obligations . . . . . . . . . . . . . 55
          6.8   Compliance with Laws . . . . . . . . . . . . . . 55
          6.9   Inspection of Property and Books and Records . . 55
          6.10  Environmental Laws . . . . . . . . . . . . . . . 56
          6.11  Use of Proceeds. . . . . . . . . . . . . . . . . 56
          6.12  Solvency . . . . . . . . . . . . . . . . . . . . 56
          6.13  Further Assurances . . . . . . . . . . . . . . . 56

    7.    Negative Covenants . . . . . . . . . . . . . . . . . . 57

          7.1   Limitation on Liens. . . . . . . . . . . . . . . 57
          7.2   Consolidations and Mergers . . . . . . . . . . . 57
          7.3   Loans and Investments. . . . . . . . . . . . . . 58
          7.4   Limitation on Indebtedness . . . . . . . . . . . 58
          7.5   Transactions with Affiliates . . . . . . . . . . 58
          7.6   Use of Proceeds. . . . . . . . . . . . . . . . . 59
          7.7   Contingent Obligations . . . . . . . . . . . . . 59
          7.8   Creation of Subsidiaries . . . . . . . . . . . . 59
          7.9   Compliance with ERISA. . . . . . . . . . . . . . 59
          7.10  Debt to Gross Assets Ratio . . . . . . . . . . . 60
          7.11  Debt Service Coverage Ratio. . . . . . . . . . . 60
          7.12  Change in Business . . . . . . . . . . . . . . . 60
          7.13  Accounting Changes . . . . . . . . . . . . . . . 60
          7.14  Limitation on Dividends. . . . . . . . . . . . . 60
          7.15  Development Activity . . . . . . . . . . . . . . 61
          7.16  Undeveloped Land . . . . . . . . . . . . . . . . 61
          7.17  Tangible Net Worth . . . . . . . . . . . . . . . 61

    8.    Events of Default and Remedies . . . . . . . . . . . . 62

          8.1   Event of Default . . . . . . . . . . . . . . . . 62

                8.1.1   Non-Payment. . . . . . . . . . . . . . . 62
                8.1.2   Representation or Warranty . . . . . . . 62
                8.1.3   Specific Defaults. . . . . . . . . . . . 62
                8.1.4   Other Defaults . . . . . . . . . . . . . 62
                8.1.5   Cross-Default. . . . . . . . . . . . . . 62
                8.1.6   Insolvency; Voluntary Proceedings. . . . 62
                8.1.7   Insolvency; Involuntary Proceedings. . . 63
                8.1.8   ERISA Plans. . . . . . . . . . . . . . . 63
                8.1.9   Monetary Judgments . . . . . . . . . . . 63
                8.1.10   Adverse Change. . . . . . . . . . . . . 63
                8.1.11   Management Changes. . . . . . . . . . . 64
                8.1.12   Preferred Dividend Defaults . . . . . . 64
                8.1.13   Early Termination of a Specified Swap Contract64

          8.2   Remedies . . . . . . . . . . . . . . . . . . . . 64

                8.2.1   Termination of Commitment to Lend. . . . 64
                8.2.2   Acceleration of Loans. . . . . . . . . . 64
                8.2.3   Exercise of Rights and Remedies. . . . . 64

          8.3   Rights Not Exclusive . . . . . . . . . . . . . . 65
          8.4   Specified Swap Contract Remedies . . . . . . . . 65
          8.5   Subordination of Swap Obligations. . . . . . . . 66

    9.    The Administrative Agent . . . . . . . . . . . . . . . 67

          9.1   Appointment and Authorization of the Administrative Agent67
          9.2   The Administrative Agent's Powers. . . . . . . . 67
          9.3   Limitation on the Administrative Agent's Duties. 68
          9.4   Successor Administrative Agent . . . . . . . . . 68

    10.   Miscellaneous. . . . . . . . . . . . . . . . . 69

          10.1 Amendments and Waivers. . . . . . . . . . 69
          10.2 Notices . . . . . . . . . . . . . . . . . 70
          10.3 No Waiver; Cumulative Remedies. . . . . . 70
          10.4 Costs and Expenses. . . . . . . . . . . . 71
          10.5 Indemnity . . . . . . . . . . . . . . . . 71
          10.6 Marshaling; Payments Set Aside. . . . . . 72
          10.7 Successors and Assigns. . . . . . . . . . 72
          10.8 Assignments, Participations, Confidentiality72

               10.8.1   Assignments. . . . . . . . . . . 72
               10.8.2   Effect of Assignment . . . . . . 73
               10.8.3   Participations . . . . . . . . . 73
               10.8.4   Pledge to Federal Reserve Bank . 74
               10.8.5   Confidentiality. . . . . . . . . 74

          10.9 Counterparts. . . . . . . . . . . . . . . 74
          10.10     Severability . . . . . . . . . . . . 75
          10.11     No Third Parties Benefitted. . . . . 75
          10.12     Time . . . . . . . . . . . . . . . . 75
          10.13     Governing Law. . . . . . . . . . . . 75
          10.14     Arbitration; Reference . . . . . . . 75
          10.15     Notice of Claims; Claims Bar . . . . 76
          10.16     Entire Agreement . . . . . . . . . . 77
          10.17     Interpretation . . . . . . . . . . . 77
          10.18     Existing Approved Parcels. . . . . . 77

    Exhibit A          Form of Borrowing Notice
    Exhibit B          Form of Conversion/Continuation Notice
    Exhibit C          Form of Revolving Note
    Exhibit D          Form of Property Use Certificate
    Exhibit E          Form of Opinion of Counsel
    Exhibit F          List of Approved Parcels
    Exhibit G          Form of Assignment and Assumption Agreement